EXHIBIT 99.F

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THIS LEASE AGREEMENT HAS BEEN EXECUTED IN SEVERAL COUNTERPARTS.  TO THE EXTENT,
IF ANY, THAT THIS LEASE AGREEMENT CONSTITUTES CHATTEL PAPER (AS SUCH TERM IS DEFINED IN THE UNIFORM COMMERCIAL CODE AS IN EFFECT IN ANY APPLICABLE JURISDICTION), NO SECURITY INTEREST IN THIS LEASE AGREEMENT MAY BE CREATED THROUGH THE TRANSFER OR POSSESSION OF ANY COUNTERPART OTHER THAN THE ORIGINAL EXECUTED COUNTERPART CONTAINING THE RECEIPT EXECUTED BY LESSOR OR, IF LESSOR HAS ASSIGNED ITS RIGHTS TO A THIRD PARTY IN ACCORDANCE WITH THIS LEASE AGREEMENT, SUCH THIRD PARTY ON THE SIGNATURE PAGE OF THIS LEASE AGREEMENT.

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                                LEASE AGREEMENT

                           dated  September 7, 2000

                                    between

                        INVESTORS ASSET HOLDING CORP.,
                               as owner trustee
                                   (Lessor)

                                    - and -

                       AEROVIAS de MEXICO, S.A. de C.V.
                                   (Lessee)
                      ___________________________________

                                - relating to -
                        Boeing/McDonnell Douglas MD-82
                        Manufacturer's Serial No: 49150
                        U.S. Registration No.: N491SH
                     _____________________________________

                           Steel Hector & Davis LLP
                           200 S. Biscayne Boulevard
                           Miami, Florida 33131-2398

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

                               TABLE OF CONTENTS

Clause                                                            Page
1.    DEFINITIONS and INTERPRETATION............................     1
1.1   Definitions...............................................     1
1.2   Interpretation............................................    13

2.    REPRESENTATIONS and WARRANTIES............................    14
2.1.  Lessee's Representations and Warranties...................    14
2.2.  Lessee's Further Representations and Warranties...........    15
2.3.  Repetition................................................    17
2.4.  Trustee's Representations and Warranties..................    17
2.5.  Lessor's Representations and Warranties...................    17
2.6.  Repetition................................................    18

3.    CONDITIONS PRECEDENT......................................    18
3.1.  Lessor's Documentary Conditions Precedent.................    18
3.2.  Lessor's Other Conditions Precedent.......................    20
3.3.  Lessor's Waiver...........................................    20
3.4.  Lessee's Conditions Precedent.............................    20

4.    COMMENCEMENT..............................................    21
4.1.  Leasing...................................................    21
4.2.  Delivery..................................................    21
4.3.  Delivery Inspection.......................................    22
4.4.  Acceptance and Risk.......................................    22

5.    PAYMENTS..................................................    22
5.1.  Rental Periods............................................    22
5.2.  Basic Rent................................................    23
5.3.  Extension Option..........................................    23
5.4.  Payments..................................................    23
5.5.  Gross-up..................................................    23
5.6.  Taxation..................................................    24
5.7.  Information...............................................    25
5.8.  Taxation of Indemnity Payments............................    26
5.9.  Default Interest..........................................    27
5.10. Contest...................................................    27
5.11. Verification..............................................    29
5.12. Forms.....................................................    30

5.13. Absolute..................................................    30
5.14. Deposit...................................................    31

6.    MANUFACTURER'S WARRANTIES.................................    32
6.1.  Assignment................................................    32
6.2.  Proceeds..................................................    32
6.3.  Parts.....................................................    33
6.4.  Agreement.................................................    33

7.    LESSOR'S COVENANTS and DISCLAIMERS........................    33
7.1.  Quiet Enjoyment...........................................    33
7.2.  Registration and Filings..................................    33
7.3.  Exclusion.................................................    34
7.4.  Lessee's Waiver...........................................    34
7.5.  Adverse Tax Change........................................    35
7.6.  Lessee's Confirmation.....................................    35
7.7.  Lessor Contribution.......................................    35

8.    LESSEE'S COVENANTS........................................    35
8.1.  Duration..................................................    35
8.2.  Information...............................................    36
8.3.  Lawful and Safe Operation.................................    37
8.4.  Taxes and Other Charges...................................    39
8.5.  Sub-Leasing...............................................    40
8.6.  Inspection................................................    42
8.7.  Protection of Title.......................................    42
8.8.  General...................................................    44
8.9.  Records...................................................    45
8.10. Registration and Filings..................................    45
8.11. Maintenance and Repair....................................    46
8.12. Removal of Engines and Parts..............................    48
8.13. Installation of Engines and Parts.........................    48
8.14. Non-Installed Engines and Parts...........................    50
8.15. Pooling of Engines and Parts..............................    50
8.16. Equipment Changes.........................................    51
8.17. Title to Parts............................................    52
8.18. Third Parties.............................................    52

9.    INSURANCE.................................................    52
9.1.  Insurances................................................    52
9.2.  Requirements..............................................    53

9.3.  Insurance Covenants.......................................    53
9.4.  Failure to Insure.........................................    55
9.5.  Continuing Indemnity......................................    56
9.6.  Application of Insurance Proceeds.........................    56
9.7.  Additional Insurance......................................    57

10.   INDEMNITY.................................................    57
10.1. General...................................................    57
10.2. Mitigation................................................    58
10.3. Duration..................................................    59

11.   EVENTS OF LOSS............................................    60
11.1. Total Loss................................................    60
11.2. Requisition...............................................    61

12.   RETURN OF AIRCRAFT........................................    62
12.1. Redelivery................................................    62
12.2. Final Checks..............................................    62
12.3. Final Inspection..........................................    64
12.4. Non-Compliance............................................    65
12.5. Export Documentation......................................    65
12.6. Acknowledgment............................................    65

13.   DEFAULT...................................................    66
13.1. Events....................................................    66
13.2. Rights....................................................    70
13.3. Repossession and Removal..................................    70
13.4. Default Payments..........................................    70

14.   ASSIGNMENT and TRANSFER...................................    71
14.1. No Assignment by Lessee...................................    71
14.2. Lessor Assignment.........................................    72
14.3. Grants of Security Interests..............................    74
14.4. Sale and Leaseback by Lessor..............................    75
14.5. Further Acknowledgments...................................    76
14.6. Certain Protections for Lessee's Benefit..................    76

15.   MISCELLANEOUS.............................................    76
15.1. Waivers; Remedies Cumulative..............................    76
15.2. Delegation................................................    77
15.3. Certificates..............................................    77

15.4. Appropriation.............................................    77
15.5. Currency Indemnity........................................    77
15.6. Severability..............................................    78
15.7. Remedy....................................................    78
15.8. Expenses..................................................    78
15.9. Time of Essence...........................................    78
15.10.Notices...................................................    78
15.11.Law and Jurisdiction......................................    79
15.12.Sole and Entire Agreement.................................    81
15.13.Indemnities...............................................    81
15.14.Counterparts..............................................    81
15.15.Confidentiality...........................................    81

SCHEDULE 1 -- TERMINATION VALUE                                     85

SCHEDULE 2 -- DESCRIPTION OF AIRCRAFT                               87

SCHEDULE 3 -- CERTIFICATE OF ACCEPTANCE                             89

SCHEDULE 4 -- CONDITION AT DELIVERY                                 93

SCHEDULE 5 -- OPERATING CONDITION AT REDELIVERY                     95

SCHEDULE 6 -- INSURANCE PROVISIONS                                 103

SCHEDULE 7 -- FORM OF LEGAL OPINION                                109

SCHEDULE 8 -- FORM OF MONTHLY STATUS REPORT                        110

SCHEDULE 9 -- BASIC RENT, DEPOSIT AND AGREED VALUE                 113

SCHEDULE 9-A  -- FORM OF LETTER OF CREDIT                          115

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

                                LEASE AGREEMENT


     This LEASE AGREEMENT, dated September 7, 2000 (this "Agreement"), is between Investors Asset Holding Corp., a Massachusetts corporation, not in its individual capacity except as set forth in this Agreement but as owner trustee pursuant to the Trust Agreement (the "Lessor"), and Aerovias de Mexico, S.A. de C.V., a corporation formed under the laws of Mexico (the "Lessee").

                                   RECITALS:

(A) Aircraft is owned by Lessor and is subject to (1) an Aircraft Chattel Mortgage and Security Agreement [49150], dated as of July 21, 2000 (the "Senior Mortgage"), between Lessor, as mortgagor, and CL/PK Funding Trust, a Delaware business trust (the "Senior Mortgagee"), as mortgagee, and (2) a Second Priority Aircraft Chattel Mortgage and Security Agreement [49150], dated as of July 21, 2000 (the "Junior Mortgage"), between Lessor, as mortgagor, and PK AirFinance S.A., New York Branch, a societe anonyme organized and existing under the laws of the Grand Duchy of Luxembourg acting through its New York branch (the "Junior Mortgagee"), as mortgagee.

(B) Lessor and Lessee wish to provide for the leasing of the Aircraft to the Lessee upon and subject to the covenants, terms and conditions set out in this Agreement.

     In consideration of the foregoing and for other good and valuable consideration whose receipt and sufficiency Lessor and Lessee hereby acknowledge, Lessor and Lessee agree as follows:

1.   DEFINITIONS and INTERPRETATION
     ------------------------------

1.1  Definitions
     -----------

     In this Agreement the following expressions shall, unless the context otherwise requires, have the following respective meanings:

     Affiliate means, in relation to any Person, any other Person controlled directly or indirectly by that Person, any other Person that controls directly or indirectly that Person or any other Person under common control with that Person. For this purpose "control" of any Person means ownership of a majority of the voting power of the Person.

     Agreed Maintenance Performer means the Lessee or any other reputable maintenance organization that is experienced in maintaining aircraft and/or engines of the same type as the Aircraft and the Engines, and duly certificated by the Aviation Authority.

     Agreed Maintenance Program means the Lessee's current Maintenance Program (which includes the adoption of MSG-3) as the same may be amended from time to time with the approval of the Aviation Authority.

     Agreed Value means on any date the amount set forth for such date in
     Schedule 9.

     Agreement has the meaning specified in the preamble.

     Aircraft means the aircraft described in Part 1 of Schedule 2 (which term includes, where the context admits, a separate reference to all Engines, Parts and Aircraft Documents).

     Aircraft Documents means the documents, data and records identified in Part 2 of Schedule 2 and all additions, renewals, revisions and replacements from time to time made in accordance with this Agreement.

     Airframe means the Aircraft, excluding the Engines and the Aircraft Documents.

     APU means (i) the auxiliary power unit listed in Schedule 2, (ii) any and all Parts, so long as such Parts are incorporated in, installed on or attached to such auxiliary power unit or so long as title to such Parts is vested in the Lessor in accordance with the terms of Clause 8.17(a) after removal from such auxiliary power unit, and (iii) insofar as the same belong to Lessor, all substitutions, replacements or renewals from time to time made in or to such auxiliary power unit or to any of the Parts referred to in clause (ii) above, as required or permitted under this Agreement.

     Appraisal Procedure means shall mean, with respect to any amount to be determined, the amount mutually agreed by Lessor and Lessee or, if Lessor and Lessee are unable to agree upon any such amount to be determined, the average of the amounts determined by three FAA-approved service centers in the continental United States, one such service center appointed by Lessor, one by Lessee and one by their appointed service centers, except that if any party fails to appoint a service center within thirty (30) days of receipt of written notification from the other party that it has named a service center, the Manufacturer or Engine Manufacturer (whichever is appropriate) shall be deemed appointed.

     Aviation Authority means the FAA or, if the State of Registration ceases to be the United States of America, the Person and/or Government Entity which, under the laws of the State of Registration, from time to time (a) has control or supervision of civil aviation; or (b) has jurisdiction over registration, airworthiness or operation of the Aircraft.

     Bankruptcy Laws has the meaning specified in Clause 13.1.

     Basic Rent means all amounts payable pursuant to Clause 5.2.

     Business Day means a day (other than a Saturday or Sunday) on which banks are open for business in Mexico City (D.F.), Mexico, New York, New York, and Boston, Massachusetts.

     Certificate of Acceptance means a certificate in the form of Schedule 3 to be completed and executed by the Lessee on Delivery.

     Cintra Group Airline means any airline, duly certificated by the aviation authority in its jurisdiction of incorporation, owned or controlled by or under common control with Cintra, S.A. de C.V., a Mexican corporation, or any of its Subsidiaries.

     Claim has the meaning specified in Clause 10.1.

     CPCP has the meaning specified in Clause 12.2.

     Cycle means one take-off and landing of an airframe.

     Damage Notification Threshold means $500,000.

     Default means any Event of Default and any event which with the giving of notice, lapse of time, determination of materiality or fulfillment of other condition or any combination of the foregoing would constitute an Event of Default.

     Default Rate has the meaning specified in Clause 5.10.

     Delivery means the delivery of the Aircraft to the Lessee in accordance with the terms of this Agreement.

     Delivery Date means the date of the Acceptance Certificate.

     Delivery Location means a mutually agreed location in the State of Arizona, U.S.A. or any other location mutually agreed by Lessor and Lessee.

     Deposit means the amount, or other security, set forth or specified in
     Schedule 9.

     DGAC means the Direccion General de Aeronautica Civil of the Secretaria de Comunicaciones y Transportes of Mexico.

     Dollars and $ means the lawful currency of the United States of America.

     Engine means whether or not installed on the Aircraft:

          (a) each engine of the manufacture, model and serial number specified in Part 1 of Schedule 2, title to which shall belong to the Lessor; or

          (b) any engine which replaces that engine, title to which passes to the Lessor in accordance with Clause 8.17(a);

     and in each case includes all modules and Parts from time to time belonging to, installed in or appurtenant to that engine but excludes any engine replaced in accordance with Clause 8.13(a) title to which has, or should have, passed to the Lessee in accordance with Clause 8.17(c) pursuant to this Agreement.

     Engine Loss means the occurrence of any of the events referred to in the definition of "Total Loss" but with the references therein to "Airframe" being construed as references to an Engine.

     Engine Loss Date means the relevant date determined in accordance with the definition of "Total Loss Date" as if that definition applied to an Engine Loss.

     Engine Manufacturer means the Pratt & Whitney Division of United Technologies Corporation.

     Event of Default means an event specified in Clause 13.1.

     Expiry Date means the day preceding the numerically corresponding day forty-eight (48) months after the later of the Delivery Date or September 1, 2000, or, if the extension option has been elected by Lessee pursuant to Clause 5.3, sixty (60) months after the later of the Delivery Date or September 1, 2000, whichever is appropriate, or if earlier the date on which:

          (a) the Aircraft has been redelivered in accordance with this Agreement and all outstanding obligations of Lessee have been satisfied; or

          (b) the Lessor receives the Agreed Value following a Total Loss and any other amounts then due and owing in accordance with this Agreement.

     FAA means the United States Federal Aviation Administration of the Department of Transportation or any Person or Government Entity succeeding to the functions thereof.

     FAR means the Federal Aviation Regulations for the time being in force, issued by the FAA pursuant to the Federal Aviation Law and published in Title 14 of the Code of Federal Regulations.

     Federal Aviation Law means Title 49 of the United States Code, as amended, or any successor statutory provisions and the regulations promulgated under such provisions.

     Financial Indebtedness means any indebtedness in respect of (a) moneys borrowed, (b) any liability under any debenture, bond, note, loan stock, acceptance credit, documentary credit or other security, (c) the acquisition cost of any asset to the extent payable before or after the time of acquisition or possession, (d) the capitalized value (determined in accordance with accounting practices generally accepted in the State of Incorporation) of obligations under finance leases, or (e) any guarantee, indemnity or similar assurance against financial loss of any Person in respect of the above.

     Flight Hour means each hour or part thereof (rounded up to two decimal places) elapsing from the moment the wheels of an airframe leave the ground on take off until the moment the wheels of such airframe next touch the ground.

     Government Entity means (a) any national government, political subdivision thereof or local jurisdiction therein, (b) any instrumentality, board, commission, court, or agency of any thereof, however constituted, and (c) any association, organization, or institution of which any of the above is a member or to whose jurisdiction any thereof is subject or in whose activities any of the above is a participant.

     Habitual Base means Mexico or, subject to the prior written consent of the Lessor (which will not be unreasonably withheld), any other country or countries in which the Aircraft is for the time being habitually based.

     Head Lease has the meaning specified in Clause 14.4.

     Head Lessor has the meaning specified in Clause 14.4.

     IATA means the International Air Transport Association.

     Indemnitees means Lessor, Trustee, any Lessor Lender, any Owner Participant, any successors and permitted assigns of Lessor, Trustee or Owner Participant and their respective shareholders, members, Affiliates, partners, contractors, directors, managers, officers, servants, agents and employees.

     Landing Gear means the landing gear assembly of the Aircraft excluding the wheels and brake units.

     Lessee has the meaning specified in the preamble.

     Lessor has the meaning specified in the preamble.

     Lessor Contribution has the meaning specified in Clause 7.7.

     Lessor Lender means: (i) the Senior Mortgagee, CL/PK Funding Trust, and any other lender for whom the Senior Mortgagee acts as security agent under the Senior Mortgage and related loan documents, and PK AirFinance S.A., New York Branch as servicer on behalf of CL/PK Funding Trust; (ii) the Junior Mortgagee, PK AirFinance S.A., New York Branch, and any other lender for whom Junior Mortgagee acts as security agent under the Junior Mortgage and related loan documents; (iii) any other Person to whom Lessor or Owner Participant grants a Mortgage for the purpose of any financing or refinancing to be accomplished by Lessor, any Owner Participant or any Affiliate thereof, and any Person that lends money to Lessor and for whom a Mortgagee holds a Mortgage; and (iv) the successors and permitted assigns of such Persons.

     Lessor Lien means any Security Interest from time to time created by or arising through the Lessor, the Trustee or the Owner Participant that results from acts or omissions of, or claims against, the Lessor, the Trustee or the Owner Participant not related to the operation of the Aircraft during the Term or the transactions contemplated by or permitted under this Agreement, and any Security Interest in respect of the Aircraft for Lessor Taxes.

     Lessor Taxes means:

          (a) Taxes imposed or to the extent increased as a direct result of the incorporation, residence, presence or activities of the Lessor, Trustee, each Lessor Lender or Owner Participant, as the case may be, in the jurisdictions imposing the liability unrelated to the Lessor's, Trustee's, Lessor Lenders' or Owner Participant's dealings with the Lessee pursuant to this Agreement or to the transactions contemplated by this Agreement or the operation of the Aircraft by the Lessee;

          (b) Taxes imposed on the gross or net income, profits, receipts, capital, franchises, excess profit or conduct of business or gains of the Lessor, Trustee, a Lessor Lender or Owner Participant, as the case may be, (i) by any Government Entity in the jurisdiction in which such Lessor, Trustee, Lessor Lender or Owner Participant, as the case may be, is organized or incorporated or in which it has its principal place of business, or (ii) by any Government Entity in any other jurisdiction where the Lessor, Trustee, a Lessor Lender or Owner Participant, as the case may be, is liable for such Taxes other than as a result of the transactions contemplated by this Agreement;

          (c) Taxes imposed with respect to any period commencing or event occurring before the date of this Agreement or after the Expiry Date and unrelated to the Lessor's, Trustee's, a Lessor Lender's or Owner Participant's, as the case may be, dealings with the Lessee pursuant to this Agreement or to the transactions contemplated by this Agreement during such period;

          (d) Taxes imposed as a direct result of the initial sale of the Aircraft to the Lessor or as a result of the sale or other disposition by the Lessor, the Trustee, a Lessor Lender or the Owner Participant, as the case may be, of all or a portion of its interest in the Aircraft or this Agreement or any interest in the Lessor, unless such sale or disposition occurs as a consequence of the exercise of remedies following an Event of Default;

          (e) Taxes attributable to the failure of the Lessor, Trustee, a Lessor Lender or Owner Participant, as the case may be, to provide any forms or certificates reasonably requested by the Lessee;

          (f) Taxes imposed on any Lessor's, Trustee's, a Lessor Lender's or Owner Participant's, as the case may be, assignee (i) if such Tax would not have been imposed on the Lessor, Trustee, Lessor Lender or Owner Participant, as the case may be, or (ii) to the extent such Tax exceeds the Tax that would have been imposed on the Lessor, Trustee, Lessor Lender or Owner Participant, as the case may be;

          (g) Taxes attributable to the failure of the Lessor, Trustee, a Lessor Lender or Owner Participant, as the case may be, to comply with certification, information or reporting requirements or to file proper, accurate and timely reports or returns to avail itself of any applicable extensions or exemptions in (i) their respective state of incorporation or the state of their respective principal place of business or any other jurisdiction in which the relevant Indemnitee would be subject to taxation with respect to its net income other than in connection with this transaction and, or (ii) such other jurisdictions as Lessee may advise;

          (h) Taxes imposed in the nature of an intangible or similar tax upon or with respect to the value of an interest of the Lessor, Trustee, a Lessor Lender or

               Owner Participant, as the case may be, in the Aircraft, Airframe, Engine or any Part thereof, or in the Agreement, except to the extent such Taxes arise in any jurisdiction as a result of the use or operation of the Aircraft or the activities of the Lessee in such taxing jurisdiction;

          (i) Taxes which arise out of or are caused by (i) the breach of any representation, warranty or covenant of such Lessor, Trustee, Lessor Lender or Owner Participant, as the case may be, (ii) any act or omission of the Lessor, Trustee, a Lessor Lender or Owner Participant, as the case may be, prohibited by this Agreement,
               (iii) the gross negligence or willful misconduct of such Lessor, Trustee, Lessor Lender or Owner Participant, or (iv) the existence of any Lessor Liens; and

          (j) Taxes imposed as a result of any financing or refinancing of the Aircraft undertaken by the Lessor, Trustee, a Lessor Lender or Owner Participant.

     Maintenance Program means an FAA or Aviation Authority approved maintenance program for the Aircraft encompassing scheduled maintenance, condition monitored maintenance and/or on-condition maintenance of Airframe, Engines and Parts, including servicing, testing, preventative maintenance, repairs, structural inspections, system checks, overhauls, approved modifications, service bulletins, engineering orders, airworthiness directives, corrosion control, inspections and treatments.

     Major Checks means each of the MSG-3 packages P-1 through P-6, inclusive, as set out in the Agreed Maintenance Program, and any other heavy maintenance visit or segment thereof suggested for commercial aircraft of the same model as the Aircraft by its Manufacturer.

     Manufacturer means (i) The Boeing Company, as successor by acquisition to McDonnell Douglas Corporation, and (ii) prior to such acquisition, McDonnell Douglas Corporation .

     Mexican GAAP means generally accepted accounting principles as in effect from time to time in Mexico and, subject to changes in such principles from time to time, consistently applied in accordance with the past practices of a Person.

     Mexico means the United Mexican States.

     Minimum Liability Coverage means $750,000,000 combined single limit.

     Mortgage has the meaning specified in Clause 14.3.

     Mortgagee has the meaning specified in Clause 14.3.

     MSG-3 means The Boeing Company's "MSG-3" Maintenance Program.

     Owner Participant means, individually or collectively, as the case may require, each of Airfund International Limited Partnership, a Massachusetts limited partnership, Airfund II International Limited Partnership, a Massachusetts limited partnership, American Income Fund I-C, a Massachusetts limited partnership, American Income Fund I-D, a Massachusetts limited partnership, and American Income Fund I-E, a Massachusetts limited partnership, in each case having an address c/o Equis Financial Group, 200 Nyala Farms, Westport, CT 06880, Attention: Mr. James Coyne, Telefax No.: +1-203-341-9988.

     Part means, whether or not installed on the Aircraft:

          (a) any component, furnishing or equipment (other than a complete Engine) furnished with, installed on or appurtenant to the Airframe and Engines on Delivery; and

          (b) any other component, furnishing or equipment (other than a complete Engine) title to which has, or should have, passed to the Lessor pursuant to Clause 8.17(a),

     but excludes any such items title to which has, or should have, passed to the Lessee pursuant to Clause 8.17(c).

     Permitted Lien means:

          (a) any Security Interest for Taxes not assessed or, if assessed, not yet due and payable, or being contested in good faith by appropriate proceedings;

          (b) any Security Interest of a repairer, mechanic, carrier, hangar keeper, unpaid seller or other similar lien arising in the ordinary course of business or by operation of law in respect of obligations which are not overdue in accordance with applicable law (or, if applicable, generally accepted accounting principles and practices in the relevant jurisdiction) or are being contested in good faith by appropriate proceedings;

          (c)  any Lessor Lien;

          (d) the respective rights of the Lessor and the Lessee as herein provided (including such rights with respect to Subleases permitted hereunder);

          (e) any other Security Interest with respect to which Lessee shall have provided a bond or other security in an amount and under terms reasonably satisfactory to Lessor (as evidenced by Lessor's prior written consent thereto); and

          (f) Security Interests arising out of any judgment or award against the Lessee that is, within 60 days after entry, discharged, vacated or appealed, with execution stayed pending appeal;

     but only if, in the case of (a) and (b): (i) adequate reserves have been provided by the Lessee for the payment of the Taxes or obligations in accordance with generally accounting principles and practices in the relevant jurisdiction; and (ii) such proceedings, or the continued existence of the Security Interest, do not give rise to any reasonable likelihood of the sale, forfeiture or other loss of the Aircraft or any interest therein or of criminal liability on the Lessor.

     Person means any individual person, corporation, partnership, limited liability company, firm, joint stock company, joint venture, trust, estate, unincorporated organization, association, Government Entity or organization or association of which any of the above is a member or a participant.

     Redelivery Credit means the net amount, if any, determined to be payable by Lessor and due to Lessee pursuant to Schedule 5 after the return of the Aircraft and the due performance of all other obligations then due in accordance with this Agreement.

     Redelivery Location means Mexico City International Airport, or such other airport in the continental United States of America as may be specified by Lessor.

     Rent means collectively, all Basic Rent and all Supplemental Rent.

     Rental Period means each period ascertained in accordance with Clause 5.1.

     Rent Date means the Delivery Date and the day after the last day of each Rental Period during the Term.

     Security Interest means any mortgage, charge, pledge, lien, assignment, hypothecation, right of set-off, or any agreement or arrangement having the effect of creating a security interest, other than a Permitted Lien.

     Settlement Date has the meaning specified in Clause 11.1.

     SRM has the meaning specified in Clause 12.2.

     State of Incorporation means Mexico.

     State of Registration means United States of America.

     Subsequent Investment means each payment made or to be made by or on behalf of the Lessor after the Delivery Date pursuant to Clause 7.7 or Schedule 10.

     Subsidiary means:

          (a) in relation to any reference to financial statements, any company whose financial statements are consolidated with the financial statements of the Lessee in accordance with accounting principles generally accepted under accounting standards of the State of Incorporation; and

          (b) for any other purpose, an entity from time to time (i) of which another has direct or indirect control or owns directly or indirectly more than 50% of the voting share capital, or (ii) which is a direct or indirect subsidiary of another under the laws of the jurisdiction of its incorporation.

     Successor has the meaning specified in Clause 8.8.

     Supplemental Rent means all amounts, liabilities and obligations (other than Basic Rent) which Lessee assumes or agrees to pay under this Agreement to Lessor or any other Person, including payment of indemnities, Agreed Value and Termination Value.

     Taxes means all present and future taxes, levies, imposts, duties or charges in the nature of taxes, whatever and wherever imposed, including customs duties, value added taxes or similar taxes and any franchise, transfer, sales, use, asset, business, occupation, excise, personal property, stamp, income or other tax or duty imposed by any national or local taxing or fiscal authority or agency, together with any penalties, additions to tax, fines or interest thereon.

     Term means the period commencing on the Delivery Date and ending on the Expiry Date.

     Termination Value means on any date the amount set forth for such date in
     Schedule 1.

     Total Loss means with respect to the Airframe:

          (a) the actual, arranged or constructive total loss of the Airframe (including any damage to the Airframe which results in an insurance settlement on the basis of a total loss, or requisition for use or hire which results in an insurance settlement on the basis of a total loss);

          (b) the Airframe being destroyed, damaged beyond repair or permanently rendered unfit for normal use for any reason whatsoever;

          (c) the requisition of title, or other compulsory acquisition, capture, seizure, deprivation, confiscation or detention (for a period in excess of 120 days) for any reason of the Airframe by any Government Entity (whether de jure or de facto), but excluding requisition for use or hire not involving requisition of title; or

          (d) the hi-jacking, theft, condemnation, confiscation, seizure or requisition for use or hire of the Airframe which deprives any Person permitted by this Agreement to have possession and/or use of the Airframe of its possession and/or use for more than 120 consecutive days.

     Total Loss Date means:

          (a) in the case of an actual total loss, the actual date on which the loss occurs or, if such date is unknown, the day on which the Aircraft was last heard of;

          (b) in the case of any of the events described in sub-paragraph (a) of the definition of "Total Loss" (other than an actual total loss), the earlier of (i) 30 days after the date on which notice claiming such total loss is given to the relevant insurers, and
               (ii) the date on which such loss is admitted or compromised by the insurers;

          (c) in the case of any of the events described in sub-paragraph (b) of the definition of "Total Loss", the date on which such destruction, damage or rendering unfit occurs;

          (d) in the case of any of the events described in sub-paragraph (c) of the definition of "Total Loss", the date on which the relevant requisition of title or other compulsory acquisition, capture, seizure, deprivation, confiscation or detention occurs;

          (e) in the case of any of the events described in sub-paragraph (d) of the definition of "Total Loss", the expiry of the period of 120 days referred to in such sub-paragraph (d);

          and, in each case (other than an actual Total Loss), the Total Loss shall be deemed to have occurred at noon New York City time on such date.

     Transfer has the meaning specified in Clause 14.2.

     Transferee has the meaning specified in Clause 14.2.

     Trust Agreement means the "IAHC/Finnair 1996-1 Trust" Trust Agreement dated as of March 19, 1996, between Trustee and the Owner Participant.

     Trustee means Investors Asset Holding Corp., a Massachusetts corporation, in its individual capacity, having its principal corporate trust office at 200 Nyala Farms, Westport, CT 06880, Attention: Mr. James Coyne, Telefax
     No.:  +1-203-341-9988.

1.2  Interpretation
     --------------

     a. In this Agreement, unless the contrary intention is stated, a reference to:

          i. each of "the Lessor", "the Lessee" or any other Person includes without prejudice to the provisions of this Agreement any successor in title to it and any permitted assignee;

          ii. terms used herein include, as appropriate, all genders and the plural as well as the singular;

          iii. the term "including", when used in this Agreement, means "including without limitation" and "including but not limited to" and the term "or" shall include "and/or".

          iv. any document shall include that document as amended, novated or supplemented and all schedules thereto;

          v. a law (1) includes any statute, decree, constitution, regulation, order, judgment or directive of any Government Entity; (2) includes any treaty, pact, compact or other agreement to which any Government Entity is a signatory or party; (3) includes any judicial or administrative interpretation or application thereof; and (4) is a reference to that provision as amended, substituted or re-enacted; and

          vi. a Clause or a Schedule is a reference to a clause of or a schedule to this Agreement, including any sub-clause or sub-part of such clause or schedule.

     b. The headings in this Agreement are to be ignored in construing this Agreement.

2.   REPRESENTATIONS and WARRANTIES
     ------------------------------

  2.1. Lessee's Representations and Warranties
       ---------------------------------------

     The Lessee represents and warrants to the Lessor as follows:

     a.   Status:  The Lessee is a corporation duly organized and validly
          ------
          existing under the laws of the State of Incorporation, has the corporate power to own its assets and carry on its business as it is being conducted and is (or will at the relevant time be) the holder of all necessary air transportation licenses required in connection therewith and with the use and operation of the Aircraft.

     b.   Power and authority:  The Lessee has the corporate power to enter into
          -------------------
          and perform, and has taken all necessary corporate action to authorize the entry into, performance and delivery of, this Agreement and the transactions contemplated by this Agreement.

     c.   Legal validity:  This Agreement constitutes the Lessee's legal, valid
          --------------
          and binding obligation.

     d.   Non-conflict:  The entry into and performance by the Lessee of, and
          ------------
          the transactions contemplated by, this Agreement do not and will not:

          i.    conflict with any laws binding on the Lessee;

          ii.   conflict with the constitutional documents of the Lessee; or

          iii. conflict with or result in default under any document which is binding upon the Lessee or any of its assets, or result in the creation of any Security Interest over any of its assets.

     e.   Authorization:  All authorizations, consents and registrations
          -------------
          required by, and all notifications to be given by, the Lessee in connection with the entry into, performance, validity and enforceability of, this Agreement and the transactions contemplated by this Agreement have been (or will on or before Delivery have been) obtained, effected or given (as appropriate) and are (or will on their being obtained or effected be) in full force and effect, including the authorization from the DGAC to acquire the Aircraft on lease with foreign registration marks and to incorporate the Aircraft into Lessee's fleet; provided, that within thirty (30) days after the
                          --------  ----
          Delivery

          Date, a Spanish translation of this Agreement, together with a notarized copy of the original English version of this Agreement, shall be filed with the DGAC.

     f.   No Immunity:
          -----------

          i. The Lessee is subject to civil commercial law with respect to its obligations under this Agreement.

          ii. Neither the Lessee nor any of its assets is entitled to any right of immunity and the entry into and performance of this Agreement by the Lessee constitute private and commercial acts.

     g.   Financial Statements:  the audited consolidated financial statements
          --------------------
          of the Lessee and its Subsidiaries most recently delivered to the
          Lessor:

          i. have been prepared in accordance with accounting principles and practices generally accepted in Mexico and consistently applied; and

          ii. fairly present the consolidated financial condition of the Lessee and its Subsidiaries as at the date to which they were drawn up and the consolidated results of operations of the Lessee and its Subsidiaries for the periods covered by such statements.

2.2.   Lessee's Further Representations and Warranties
       -----------------------------------------------

     The Lessee further represents and warrants to the Lessor that:

     a.   No Default:  No Default or Event of Default has occurred and is
          ----------
          continuing or might reasonably be expected to result from the entry into or performance of this Agreement.

     b.   Registration:
          ------------

          i. It is not necessary or advisable under the laws of the State of Incorporation, the State of Registration or the Habitual Base in order to ensure the validity, effectiveness and enforceability of this Agreement or to establish, perfect or protect the property rights of the Lessor and any Lessor Lender in the Aircraft, any Engine or Part that this Agreement or any other instrument relating thereto be filed, registered or recorded or that any other action be taken or, if any such filings, registrations, recordings or other actions are necessary, the same have been effected or will have been effected on or before Delivery or, as to the filing of this Agreement, together with a Spanish translation of this Agreement, with the DGAC, within thirty (30) days after the Delivery Date.

          ii. Under the applicable laws of the State of Incorporation, the State of Registration and the Habitual Base, the property rights of the Lessor and any Lessor Lender in the Aircraft have been fully established, perfected and protected and, with respect to such rights, this Agreement will have priority in all respects over the claims of all creditors of the Lessee, with the exception of such claims as are mandatorily preferred by law and not by virtue of any contract.

     c.   Litigation:  No litigation, arbitration or administrative proceedings
          ----------
          are pending or, to the Lessee's knowledge, threatened against the Lessee which, if adversely determined, would be reasonably likely to have a material adverse effect upon its financial condition or business or its ability to perform its obligations under this Agreement.

     d.   Pari Passu:  The obligations of the Lessee under this Agreement rank
          ----------
          at least pari passu with all other present and future unsecured and unsubordinated obligations (including contingent obligations) of the Lessee, with the exception of such obligations as are mandatorily preferred by law and not by virtue of any contract.

     e.   Material Adverse Change:  There has been no material adverse change in
          -----------------------
          the consolidated financial condition of the Lessee and its Subsidiaries or the financial condition of the Lessee since December 31, 1999.

     f.   Taxes:  The Lessee has delivered all necessary returns and payments
          -----
          due to the tax authorities in the State of Incorporation, the State of Registration and the Habitual Base other than any Taxes (i) which are being contested by the Lessee in good faith and by appropriate proceedings, (ii) which do not involve any material risk of the creation of a Lessor Lien on, or the sale, forfeiture, loss or other disposition of, the Aircraft, the Airframe or any Engine or interest therein, and (iii) where the failure to do so could not reasonably be expected to have a material adverse effect on the business or operations of Lessee or its ability to comply with its obligations hereunder.

2.3.   Repetition
       ----------

     The representations and warranties contained in Clause 2.1 and Clause 2.2 will be deemed to be repeated by the Lessee on Delivery with reference to the facts and circumstances then existing. The representations and warranties contained in Clause 2.1 will be deemed to be repeated by the Lessee on each Rent Date as if made with reference to the facts and circumstances then existing.

2.4.   Trustee's Representations and Warranties
       ----------------------------------------

     The Trustee represents and warrants to the Lessee that:

     a.   Status: The Trustee is a corporation duly organized and validly
          ------
          existing under the laws of the Commonwealth of Massachusetts and has full power to carry on its business as it is now being conducted, including to act as trustee pursuant to the Trust Agreement.

     b.   Power and authority:  The Trustee has the power to enter into and
          -------------------
          perform, and has taken all necessary trust action to authorize the entry into, performance and delivery of, the Trust Agreement and the transactions contemplated by the Trust Agreement.

2.5.   Lessor's Representations and Warranties
       ---------------------------------------

     The Lessor represents and warrants to the Lessee that:

     a.   Power and authority:  The Lessor has the power to enter into and
          -------------------
          perform, and has taken all necessary trust action to authorize the entry into, performance and delivery of, this Agreement and the transactions contemplated by this Agreement.

     b.   Legal validity:  This Agreement constitutes the Lessor's legal, valid
          --------------
          and binding obligation.

     c.   Non-conflict:  The entry into and performance by the Lessor of, and
          ------------
          the transactions contemplated by, this Agreement do not and will not:

          i.     conflict with any laws binding on the Lessor;

          ii.    conflict with the constitutional documents of the Lessor; or

          iii. conflict with or cause a default under any document which is binding upon the Lessor or any of its assets.

     d.   Authorization:  So far as concerns the obligations of the Lessor, all
          -------------
          authorizations, consents, registrations and notifications required under the laws of the United States of America in connection with the entry into, performance, validity and enforceability of, and the transactions contemplated by, this Agreement by the Lessor have been (or will on or before Delivery have been) obtained or effected (as appropriate) and are (or will on their being obtained or effected be) in full force and effect.

     e.   No Immunity:
          -----------

          i. The Lessor is subject to civil commercial law with respect to its obligations under this Agreement.

          ii. Neither the Lessor nor any of its assets is entitled to any right of immunity and the entry into and performance of this Agreement by the Lessor constitute private and commercial acts.

     f.   Lessor Tax Status:  The Lessor is a taxpayer in the United States of
          -----------------
          America and, upon the reasonable request of the Lessee, the Lessor will provide the Lessee with a copy of any relevant forms, duly completed by the Lessor, certifying that the Lessor has filed a tax return with the Internal Revenue Service of the United States of America.

     g.   Right to Lease:  On the Delivery Date, the Lessor shall have the right
          --------------
          to lease the Aircraft to the Lessee in accordance with the terms of this Agreement.

  2.6.  Repetition
        ----------

     The representations and warranties in Clauses 2.4 and 2.5 will survive the execution of this Agreement. The representations and warranties contained in Clauses 2.4 and 2.5 will be deemed to be repeated by the Trustee and the Lessor, respectively, on Delivery and on each subsequent Rent Date as if made with reference to the facts and circumstances then existing.

3.   CONDITIONS PRECEDENT
     --------------------

  3.1.  Lessor's Documentary Conditions Precedent
        ------------------------------------------

     The Lessor's obligation to lease the Aircraft to the Lessee under this Agreement is subject to the receipt of the following by the Lessor from the Lessee on or before Delivery in form and substance reasonably satisfactory to the Lessor, provided that it shall not be a condition precedent to the obligations of the Lessor that any document be produced, or action taken, which is to be produced or taken by it or any Person within its control:

     a.   Constitutional Documents:  a copy of the constitutional documents of
          ------------------------
          the Lessee;

     b.   Opinion:  an opinion, in the form set out in Schedule 7, in respect of
          -------
          the Lessee's obligations under this Agreement issued by Lessee's chief internal legal counsel, and an opinion issued by White & Case, special New York and U.S. counsel to Lessee, in a form reasonably acceptable to Lessor;

     c.   Licenses:  copies of the Lessee's air transport license, air
          --------
          operator's certificate and all other licenses, certificates and permits required by the Lessee (including any authorization required under FAR Part 129.14) in relation to, or in connection with, the operation of the Aircraft;

     d.   Certificate:  a certificate of a duly authorized officer of the
          -----------
          Lessee:

          i. setting out a specimen of the signature of the officer of the Lessee referred to in Clause 3.1(h); and

          ii. certifying that each copy of a document specified in this Clause 3.1 is correct, complete and in full force and effect;

     e.   Insurances:  a certificate of insurance and brokers' undertakings,
          ----------
          substantially in the form of Part 3 and Part 2, respectively, of
          Schedule 6;

     f.   Registration:  evidence that the Aircraft has been validly registered
          ------------
          under the laws of the State of Registration and that all filings, registrations, recordings and other actions have been or will be taken which are necessary to ensure the validity and effectiveness of this Agreement and to protect the respective rights of the Lessor and any Lessor Lender in the Aircraft or any Part;

     g.   Process Agent: a letter from the process agent appointed by the Lessee
          -------------
          in this Agreement accepting such appointment together with a power of attorney executed before a Mexican notary public, in form and substance satisfactory to Lessor, granting powers of attorney with respect to lawsuits and collections to such process agent;

     h.   Execution Power of Attorney: a copy of the general power of attorney
          ---------------------------
          in favor of an authorized officer of the Lessee, executed before a Mexican notary public, granting to such officer the power, on behalf of the Lessee, to execute, deliver and bind the

          Lessee to perform this Agreement and all related documents including the Certificate of Acceptance;

      i.  DGAC Approvals: evidence, in form and substance reasonably
          --------------
          satisfactory to the Lessor, that the Lessee has obtained all necessary approvals, consents or authorizations from the DGAC or any other Government Entity in Mexico in respect of the leasing of the Aircraft by the Lessee under this Agreement and the operation of the Aircraft by the Lessee whilst the Aircraft is registered with the Aviation Authority; and

      j.  General: this Agreement, completed, duly executed and delivered by
          -------
          Lessee and such other documents as the Lessor may reasonably request.

      k.  Asset Tax Election: evidence that Lessee has elected to treat the
          ------------------
          Aircraft as a part of its property for purposes of the Mexican assets tax law (Ley del Impuesto al Activo).

 3.2.  Lessor's Other Conditions Precedent
       -----------------------------------

     The obligation of the Lessor to deliver and lease the Aircraft under this Agreement is also subject to the following additional conditions precedent:

     a.   that the representations and warranties of the Lessee under Clauses
          2.1 and 2.2 are correct and would be correct if repeated on Delivery; and

     b. that all payments due to the Lessor under this Agreement on or before Delivery, including the first payment of Basic Rent, shall have been received by the Lessor.

 3.3.  Lessor's Waiver
       ---------------

     The conditions specified in Clauses 3.1 and 3.2 are for the sole benefit of the Lessor and may be waived or deferred in whole or in part and with or without conditions by the Lessor. Without limiting the generality of the foregoing, Lessor hereby agrees to defer for ten (10) Business Days after the Delivery Date the obligation of the Lessee to deliver (i) documents evidencing the due appointment of Lessee's agent for service of process in the State of New York and acceptance of such appointment, (ii) a notarized version of the authorizing resolutions of Lessee relating to the transactions contemplated by this Agreement, and (iii) documents evidencing Lessee's election to treat the Aircraft as a part of its property for purposes of the Mexican assets tax law.

 3.4.  Lessee's Conditions Precedent
       -----------------------------

      The Lessee's obligation to accept the Aircraft on lease from the Lessor under this Agreement is subject to the satisfaction by the Lessor of the following conditions precedent:

      a.  Condition of Aircraft:  the Aircraft shall be in the condition set
          ---------------------
          forth in Schedule 4 and the tests and inspections mentioned in
          Schedule 4 shall have been performed to the Lessee's reasonable satisfaction;

      b.  Certificate:  the receipt by the Lessee of a certificate of a duly
          -----------
          authorized officer of the Lessor setting out a specimen of each signature of an officer signing this Agreement or any document or instrument in connection herewith; and

      c.  Representations and Warranties:  that the representations and
          ------------------------------
          warranties of the Trustee and Lessor under Clauses 2.4 and 2.5, respectively are correct and would be correct if repeated on Delivery.

      d.  Documents: Receipt by Lessee of the following documents, in form and
          ---------
          substance satisfactory to Lessee:

          i. this Agreement, completed, duly executed and delivered by Lessor;

          ii. a pro forma invoice for the Aircraft (for customs purposes only) signed by Lessor, as required for importation of the Aircraft into Mexico;

          iii. quiet enjoyment letters from each Lessor Lender, addressed to Lessee; and

          iv.    such other documents as Lessee may reasonably request.

4.    COMMENCEMENT
      ------------

  4.1.  Leasing
        -------

      The Lessor will lease the Aircraft to the Lessee and the Lessee will take the Aircraft on lease in accordance with this Agreement for the duration of the Term.

  4.2.  Delivery
        --------

      The Aircraft will be delivered to, and will be accepted by, the Lessee at the Delivery Location on the Delivery Date or on such other day as may be agreed, immediately following satisfaction of the conditions precedent specified in Clauses 3.1, 3.2 and 3.4 (or their waiver or deferral by the party entitled to grant such waiver or deferral).

  4.3.  Delivery Inspection
        -------------------

      Lessee acknowledges that the Aircraft and Aircraft Documents have been made available for inspection by Lessee to Lessee's satisfaction prior to the date of this Agreement. Lessee confirms that it has performed such inspections as it deems necessary and, pursuant to such inspections and subject to the Aircraft meeting the conditions set forth in Schedule 4, all of the Aircraft and the Aircraft Documents are in acceptable condition for Lessee to enter into this Agreement, to take Delivery of the Aircraft and Aircraft Documents and to lease the Aircraft and Aircraft Documents.

  4.4.  Acceptance and Risk
        -------------------

      a. Immediately following satisfaction of the conditions precedent specified in Clauses 3.1, 3.2 and 3.4 (or their waiver or deferral by the party entitled to grant such waiver or deferral), the Lessor and the Lessee shall forthwith complete Annex 1 to the Certificate of Acceptance (specifying the maintenance status of the Airframe, Engines, APU and Landing Gear) and the Lessee shall sign and deliver to the Lessor the Certificate of Acceptance.

      b. On and from Delivery, the Aircraft and every Part will be in every respect at the sole risk of the Lessee, which will bear all risk of loss, theft, damage or destruction to the Aircraft from any cause whatsoever.

      c. Upon or immediately following Delivery, the Lessor shall file this Lease and complete the registration of the ownership of the Aircraft at the FAA Aircraft Registry, and shall provide to the Lessee a copy of the certificate of registration and certificate of airworthiness.

      d. Upon or immediately following Delivery, the Lessee shall deliver to Lessor a copy of the required Mexican import permit (pedimento de importacion).

5.    PAYMENTS
      --------

  5.1.  Rental Periods
        --------------

      The first Rental Period will commence on the Delivery Date and end on September 30, 2000. Each subsequent Rental Period will commence on the first day of each succeeding calendar month during the Term. Each Rental Period will end on the date immediately preceding the first day of the next Rental Period except that if a Rental Period would otherwise overrun the Expiry Date, it will end on the Expiry Date.

  5.2.  Basic Rent
        ----------

      a.  Time of Payment:  the Lessee will pay to the Lessor or its order Basic
          ---------------
          Rent on the Delivery Date and in advance on each subsequent Rent Date. Payment must be initiated adequately in advance of the Rent Date to ensure that the Lessor receives credit for the payment on the Rent Date.

      b.  Amount: The Basic Rent payable on (i) the later of the Delivery Date
          ------
          and September 1, 2000, and (ii) each subsequent Rent Date in respect of the immediately following Rental Period shall be the amount set forth in Schedule 9.

  5.3.  Extension Option
        ----------------

      Provided that no Default or Event of Default shall have occurred and be continuing, if Lessee shall have given written notice to Lessor not less than one hundred and eighty (l80) days prior to the original Expiry Date, which notice shall be irrevocable, Lessee shall have the option to extend of the Term this Agreement for an additional term of twelve (12) months. All of the terms and conditions of this Agreement with respect to the original Term shall continue in full force and effect during any such extension of the Term.

  5.4.  Payments
        --------

      a. All payments of Rent by the Lessee to the Lessor under this Agreement will be made for value on the due date, for the full amount due, in Dollars and in same day funds, settled through the New York Clearing House System or such other funds as may for the time being be customary for the settlement in New York City of payments in Dollars by telegraphic transfer to the account of the Lessor at Fleet Bank, NA, New York, New York, ABA No. 021-200-339, Account No. 9403-530699, reference "EFG Rent Escrow", or to such other account as Lessor may direct in writing upon five Business Days prior written notice to Lessee.

      b. If any Rent or other payment would otherwise become due on a day which is not a Business Day, it shall be due on the immediately succeeding Business Day.

  5.5.  Gross-up
        --------

      a. All payments by the Lessee under or in connection with this Agreement will be made without offset or counterclaim, free and clear of and without deduction or withholding for or on account of any Taxes.

      b. All Taxes (other than Lessor Taxes) in respect of payments under this Agreement shall be for the account of the Lessee.

      c. If the Lessee is compelled by law to make payment to the Lessor or any indemnitee under or in connection with this Agreement subject to any Tax, other than Lessor Taxes, and the Lessor or such indemnitee does not actually receive for its own benefit on the due date a net amount equal to the full amount provided for under this Agreement, the Lessee will pay all necessary additional amounts to ensure receipt by the Lessor or such indemnitee of the full amount so provided for.

  5.6.  Taxation
        --------

      a. The Lessee will, on written demand, pay and indemnify the Lessor, Trustee, any Lessor Lender and Owner Participant against all Taxes levied or imposed against or upon the Lessor, Trustee, any Lessor Lender, Owner Participant or the Lessee and relating to or attributable to the Lessee, this Agreement or the Aircraft directly or indirectly in connection with the importation, exportation, registration, ownership, leasing, sub-leasing, purchase, delivery, possession, use, operation, repair, maintenance, overhaul, transportation, landing, storage, presence or redelivery of the Aircraft or any part thereof or any rent, receipts, insurance proceeds, income or other amounts arising therefrom; provided, however, that the Lessee shall have no liability for Lessor Taxes except to the extent resulting from or increased by any Default or the exercise of any right or remedy pursuant to Clause 13. The verification provisions of Clause 5.11 shall be applied, upon the Lessee's request, with respect to any indemnity payments due pursuant to this Clause 5.6.a.

      b. If the Lessor, Trustee, any Lessor Lender or Owner Participant (as the case may be) shall, in its reasonable opinion and based upon its own reasonable interpretation of any relevant laws or regulations, realize any Tax savings (by way of refund, deduction, credit or otherwise, including foreign tax credits and any reduction in Taxes) in respect of any amount with respect to which the Lessee shall have made a payment (or increased payment) pursuant to Clause 5.5 or 5.8, or shall have paid or indemnified the Lessor, Trustee, any Lessor Lender or Owner Participant pursuant to sub-clause (a) above, and such Tax savings shall not have been taken into account previously in calculating any indemnity payment made by the Lessee, then the Lessor, Trustee, any Lessor Lender or Owner Participant, as the case may be, shall, subject to the Lessee's obligations to repay such amount to the Lessor, Trustee, any Lessor Lender or Owner Participant, as the case may be, if the relevant Tax savings are subsequently disallowed or canceled (including by reason of such payment), promptly pay to the Lessee such amount as the Lessor, Trustee, any Lessor Lender or Owner Participant, as the case may be, shall, in its reasonable opinion (supported by a written calculation thereof setting forth in reasonable detail the basis for determination), have concluded to be the amount of such Tax savings (together with, in the case of a refund, any interest received thereon); provided however that none of the Lessor, Trustee, any Lessor Lender nor Owner Participant shall be obliged to make any payment to the Lessee pursuant to this sub-clause (b) to the extent that the amount of any Tax savings in respect of which such payment is to be made would exceed the aggregate amount of all prior payments made by the Lessee to, on behalf of or as indemnification of the Lessor, Trustee, any Lessor Lender or Owner Participant, as the case may be, under this Agreement for Taxes less the amount of all prior payments made pursuant to this sub-clause (b) in respect of such Tax savings, provided further, that any amount not paid to the Lessee pursuant to the foregoing limitation shall be carried forward to reduce pro tanto any future payments or indemnity that the Lessee may be required to make to the Lessor, Trustee, any Lessor Lender or Owner Participant (as the case may be) pursuant to Clause 5.5, 5.6(a) and
          5.8. The Lessee acknowledges that nothing contained in this sub-clause
          (b) shall interfere with the right of the Lessor, Trustee, any Lessor Lender or Owner Participant, as the case may be, to arrange its tax affairs in whatsoever manner it thinks fit and, in particular, neither the Lessor, Trustee, any Lessor Lender nor Owner Participant shall be under any obligation to claim any Tax savings in priority to any other savings available to it; provided, however, that such Lessor, Trustee, any Lessor Lender or Owner Participant (as the case may be) shall not discriminate against the Lessee in its use and allocation of any credit or savings. Notwithstanding anything to the contrary, each of the Lessor, Trustee, any Lessor Lender or Owner Participant, as the case may be, shall in good faith use reasonable diligence in filing its tax returns and in dealing with taxing authorities to seek and claim any such Tax savings.

  5.7.  Information
        -----------

     If the Lessee is required by any applicable law, or by any third party, to deliver any report or return in connection with any Taxes, the Lessee will duly complete the same and Lessee will either make such report or return in such manner as will show the ownership of the Aircraft in Lessor and send a copy of such report or return to Lessor or will notify Lessor of such requirement and make such report or return in such manner as shall be reasonably satisfactory to Lessor. If actual notice is given by any taxing authority to Lessor, Trustee, a Lessor Lender or Owner Participant (as the case may be) that a report or return is required to be filed in its name with respect to any Taxes that are the responsibility of the Lessee under this Agreement, the Lessor, Trustee, such Lessor Lender or Owner Participant shall promptly notify Lessee of such required report or return. Lessor, Trustee, any Lessor Lender or Owner Participant (as the case may be) agrees to respond to any reasonable request of Lessee for information within its control with respect to the filing of any report or return, but Lessee agrees to duly complete the same or pay any reasonable costs, fees or other charges of independent counsel or independent accountants incurred in connection with such request. Lessee shall have no obligation under the preceding sentence if such Lessor, Trustee, Lessor Lender or Owner Participant (as the case may be) has failed to furnish the Lessee with such information as is within such Lessor's, Trustee's, Lessor Lender's or Owner Participant's control and is necessary to file such returns.

  5.8.  Taxation of Indemnity Payments
        ------------------------------

     a. If and to the extent that any sums payable to the Lessor, Trustee, any Lessor Lender or Owner Participant, as the case may be, by the Lessee under this Agreement by way of indemnity are insufficient, by reason of any Taxes payable in respect of those sums, for the Lessor, Trustee, any Lessor Lender or Owner Participant, as the case may be, to discharge the corresponding liability to the relevant third party (including any taxation authority), or to reimburse the Lessor, Trustee, any Lessor Lender or Owner Participant, as the case may be, for the cost incurred by it to a third party (including any taxation authority) the Lessee will, upon the written request for payment of such amount, pay to the Lessor, Trustee, any Lessor Lender or Owner Participant, as the case may be, such sum as will, after the tax liability has been fully satisfied, leave the Lessor, Trustee, any Lessor Lender or Owner Participant, as the case may be, with the same amount as it would have been entitled to receive in the absence of that liability, together with interest on the amount of the deficit at the Default Rate in respect of the period commencing on the date on which the payment of taxation is finally due or, if later, five (5) Business Days after the date on which the Lessor, Trustee, Lessor Lender or Owner Participant, as the case may be, notified the Lessee in writing of the deficit and made payment therefor, until payment by the Lessee (both before and after judgment).

     b. If and to the extent that any sums constituting (directly or indirectly) an indemnity to the Lessor, Trustee, any Lessor Lender or Owner Participant, as the case may be, but paid by the Lessee to any Person other than the Lessor, Trustee, any Lessor Lender or Owner Participant, as the case may be, are treated as taxable in the hands of the Lessor, Trustee, any Lessor Lender or Owner Participant, as the case may be, the Lessee will, upon the written request for payment of such amount, pay to the Lessor, Trustee, any Lessor Lender or Owner Participant, as the case may be, such sum as will, after the tax liability has been fully satisfied, indemnify the Lessor, Trustee, any Lessor Lender or Owner Participant, as the case may be, to the same extent as it would have been indemnified in the absence of such liability, together with interest on the amount payable by Lessee under this sub-clause at the Default Rate in respect of the period commencing on the date on which the payment of taxation is finally due or, if later, five (5) Business Days after the date on which the Lessor, Trustee, any Lessor Lender or Owner Participant, as the case may be, notified the Lessee in writing of its liability for Taxes with respect to indemnity amounts treated as taxable in the hands of the Lessor, Trustee, any Lessor Lender or Owner Participant, as the case may be, until payment by the Lessee (both before and after judgment).

  5.9.   Default Interest
         ----------------

      If the Lessee fails to pay any amount payable under this Agreement on the due date, the Lessee will pay on demand from time to time to the Lessor or any indemnitee interest (both before and after judgment) on the amount, from the due date to the day of payment in full by the Lessee to the Lessor or indemnitee, at a per annum rate equal to the lower of (i) the base rate or prime rate for commercial loans as announced from time to time by Fleet Bank at its principal lending office in New York, New York, plus 3.0% per annum (the "Default Rate"), or (ii) the maximum lawful per annum rate for commercial loans. In addition, should the Lessee's failure to pay extend past the time period set forth in Section 13.1, the Lessee shall pay one hundred fifty ($150.00) Dollars per each unpaid invoice. All such interest will be calculated on the basis of the actual number of days elapsed and on a 365 day year.

  5.10.  Contest
         -------

      If a written claim is made against the Lessor, Trustee, a Lessor Lender or Owner Participant for any Taxes for which the Lessee is responsible under this Agreement or if the Lessor, Trustee, a Lessor Lender or Owner Participant claims any indemnity hereunder, such Lessor, Trustee, Lessor Lender or Owner Participant shall promptly notify the Lessee in writing within 30 days of its receipt of any written claim or knowledge of any indemnity claim and shall provide the Lessee such information regarding such claim as the Lessee may reasonably request. If the Lessee disputes the payment of any Taxes payable by the Lessor, Trustee, a Lessor Lender or Owner Participant, as the case may be, for which the Lessee is responsible under this Agreement or the payment of any indemnity claimed hereunder, the Lessor, Trustee, Lessor Lender or Owner Participant, as the case may be, will take such action as the Lessee may reasonably request, at the Lessee's expense, in good faith diligently to contest the validity, applicability or amount of such Taxes by (i) resisting payment thereof to the extent permitted by applicable law, (ii) not paying the same except under protest, if protest is necessary and proper, (iii) if payment is made, using reasonable efforts to obtain a refund thereof in appropriate administrative or judicial proceedings, and (iv) considering in good faith any other reasonable action as the Lessee may reasonably request, but will not be obliged to take any such action:

      a. which the Lessor, Trustee, Lessor Lender or Owner Participant, as the case may be, considers, in its reasonable judgment, may materially prejudice it;

     b. unless the Lessee shall have provided such Person with an opinion of counsel, reasonably acceptable to such Person, that a reasonable basis exists for such contest, which the Lessor, Trustee, Lessor Lender or Owner Participant, as the case may be, considers does not have a reasonable prospect of success;

     c. for which the Lessee has not made adequate provision to the reasonable satisfaction of the Lessor, Trustee, Lessor Lender or Owner Participant, as the case may be, in respect of the expense concerned; or

     d. if such action gives rise to any material likelihood of the Aircraft or any interest therein being sold, forfeited or otherwise lost or of criminal liability on the part of the Lessor, Trustee, Lessor Lender or Owner Participant, as the case may be.

     In the event of a contest of any Taxes hereunder, the Lessor, Trustee, Lessor Lender or Owner Participant (as the case may be) shall keep the Lessee informed as to the progress of the contest and provide the Lessee with copies of correspondence and other documents received by such Lessor, Trustee, Lessor Lender or Owner Participant (as the case may be) from the taxing authority, consult with the Lessee if requested by the Lessee, make available for review and comment to the Lessee any written documents or materials relating to the contest that such Lessor, Trustee, Lessor Lender or Owner Participant (as the case may be) proposes to submit to the taxing authority, forward copies of all material submissions made in such contest, consider in good faith any request concerning the conduct of any such contest and without waiving its right to be indemnified hereunder with respect to such claim shall not settle any such claim or contest pursuant to this provision without the written consent of the Lessee.

     Any contest required pursuant to the preceding sentence shall, at the option of such Lessor, Trustee, Lessor Lender or Owner Participant (as the case may be) be conducted by such Lessor, Trustee, Lessor Lender or Owner Participant (as the case may be) or the Lessee in the name of the Lessee or such Lessor, Trustee, Lessor Lender or Owner Participant; provided however that if a claim with respect to a Tax for which the Lessee has agreed to indemnify the Lessor, Trustee, Lessor Lender or Owner Participant (as the case may be) can be contested separately from the contest of any other Tax of such Lessor, Trustee, Lessor Lender or Owner Participant and in the name of the Lessee, and the separation of the contest of such Tax does not prejudice such Lessor, Trustee, Lessor Lender or Owner Participant in any way, then such Lessor, Trustee, Lessor Lender or Owner Participant shall permit the Lessee, at the Lessee's sole cost and expense, to contest such claim in the Lessee's name.

     If the Lessor, Trustee, Lessor Lender or Owner Participant (as the case may be) shall obtain a refund or credit of all or any part of any Taxes paid by the Lessee, such Lessor, Trustee, Lessor Lender or Owner Participant shall pay to the Lessee the amount of such refund or credit (taking into account any Tax savings resulting therefrom), net of expenses not already paid or reimbursed by the Lessee, and any interest fairly attributable thereto plus an amount equal to the Tax savings realized by such Lessor, Trustee, Lessor Lender or Owner Participant as a result of any payment to the Lessee pursuant to this sentence.

     The Lessee shall not be required to make payment to the Lessor, Trustee, a Lessor Lender or Owner Participant on any indemnification claim being diligently contested pursuant to this Clause 5.10 unless (and only to the extent) the Lessor, Trustee or Owner Participant has been required to make any payment of taxes giving rise to such indemnification claim.

  5.11.  Verification
         ------------

The Lessor, Trustee, a Lessor Lender or Owner Participant, as the case may be, shall provide the Lessee, upon the Lessee's request, with a written statement setting forth in reasonable detail the computation of the amount of any payment or increased payment to be made by the Lessee pursuant to Clause 5.5 and 5.8, or any indemnity by the Lessee pursuant to Clause 5.6(a), or any Tax savings in respect of which a payment is to be made to the Lessee pursuant to Clause 5.6(b). At the Lessee's request, the amount of any such payments or indemnities by the Lessee or payment by the Lessor, Trustee, a Lessor Lender or Owner Participant (as the case may be) to the Lessee pursuant to this Agreement shall be verified by the independent, internationally recognized accounting firm of the Lessor, Trustee, Lessor Lender or the Owner Participant, as they shall elect, or (if not) by another firm of accountants mutually acceptable to such Lessor, Trustee, Lessor Lender or Owner Participant and the Lessee, who shall be asked to verify, after consulting with the Lessor, Trustee, Lessor Lender or Owner Participant (as the case may be), whether such Lessor's, Trustee's, Lessor Lender's or Owner Participant's computations are correct and to report its conclusions to both the Lessee and such Lessor, Trustee, Lessor Lender or Owner Participant. The Lessor, Trustee, Lessor Lender or Owner Participant (as the case may be) and the Lessee hereby agree to provide the accountants with all information and materials as shall be reasonably necessary or desirable in connection herewith. The fees and disbursements of such accounting firm shall be paid by the Lessee unless such verification shall result in an adjustment in the Lessee's favor greater than or equal to the greater of (i) five percent (5%) of the total amount verified, or (ii) the fee charged by such accounting firm, in which case such fee shall be paid by such Lessor, Trustee, Lessor Lender or Owner Participant. Any information provided to such accountants by the Lessee or the Lessor, Trustee, Lessor Lender or Owner Participant (as the case may be) shall be and remain the exclusive property of the Lessee or such Lessor, Trustee, Lessor Lender or Owner Participant and shall be deemed by the parties to be (and the accountants will confirm in writing that they will treat such information as) the private, proprietary and confidential property of such Lessee, or Lessor, Trustee, Lessor Lender or Owner Participant, as the case may be, and no person other than the Lessee or the Lessor, Trustee, Lessor Lender or Owner Participant (as the case may be) and the accountants shall be entitled thereto, and all such materials shall be returned to the Lessee or the Lessor, Trustee, Lessor

Lender or Owner Participant, as the case may be. Such accounting firm shall be requested to make its determination within thirty (30) days. In the event such accounting firm shall determine that such computations are incorrect, then such firm shall determine what it believes to be the correct computations. The computations of the accounting firm shall be final, binding and conclusive upon the Lessee and the Lessor, Trustee, Lessor Lender or Owner Participant (as the case may be) absent manifest error, and the Lessee shall have no right to inspect the books, records, tax returns or other documents of or relating to such Lessor, Trustee, Lessor Lender or Owner Participant to verify such computations or for any other purpose. If for any reason Lessee makes any payment with respect to Taxes imposed on Lessor, Trustee, a Lessor Lender or Owner Participant in respect of the transactions contemplated hereby, which Taxes are not the responsibility of Lessee under Section 5.5, 5.6 or 5.8, then the applicable Lessor, Trustee, Lessor Lender or Owner Participant shall pay to Lessee within ten (10) days of Lessee's demand therefor an amount equal to the amount paid by Lessee with respect to such Taxes, provided, however, that no such demand shall be honored unless made within thirty (30) days after the date of such payment. If Lessor, Trustee, a Lessor Lender or Owner Participant shall obtain a refund of all or any part of such taxes paid by Lessee, such Lessor, Trustee, Lessor Lender or Owner Participant shall promptly pay to Lessee the amount of such refund less the amount of any taxes payable by such Lessor, Trustee, Lessor Lender or Owner Participant in respect of the receipt of such refund.

  5.12.  Forms
         -----

Each of Lessor, Trustee, any Lessor Lender or Owner Participant agrees to furnish from time to time to the Lessee or to such other person as the Lessee may designate such duly executed and properly completed forms that such Lessor, Trustee, any Lessor Lender or Owner Participant is legally able to deliver and as may be necessary in order to claim any reduction of, or exemption from any Tax which the Lessee may be required to indemnify against hereunder.

  5.13.  Absolute
         --------

The Lessee's obligations under this Agreement are absolute and unconditional irrespective of any contingency whatever including (but not limited to):

     a. any right of offset, counterclaim, recoupment, defense or other right which either party to this Agreement may have against the other;

     b. except as specified in clause (c) below, any unavailability of the Aircraft for any reason, including a requisition of the Aircraft or any prohibition or interruption of, interference with or other restriction against the Lessee's use, operation or possession of the Aircraft;

     c. any lack or invalidity of title or any other defect in title (provided that such lack or invalidity of title or other defect does not result in the Lessee being deprived of its possession or use of the Aircraft or prevent the Lessee from purchasing the Aircraft free of Lessor Liens), airworthiness, merchantability, fitness for any purpose, condition, design or operation of any kind or nature of the Aircraft for any particular use or trade, or for registration or documentation under the laws of any relevant jurisdiction, or any Total Loss in respect of or any damage to the Aircraft;

     d. any insolvency, bankruptcy, reorganization, arrangement, readjustment of debt, dissolution, liquidation or similar proceedings by or against the Lessor or the Lessee;

     e. any invalidity, unenforceability or lack of due authorization of, or other defect in, this Agreement; or

     f. any other cause which, but for this provision, would or might otherwise have the effect of terminating or in any way affecting any obligation of the Lessee under this Agreement.

     provided, however, that this Clause 5.13 shall be without prejudice to the Lessee's right to claim damages and/or other relief from the courts in the event of any breach by the Lessor of its obligations under this Agreement, or in the event that, as a result of any lack or invalidity of title to the Aircraft on the part of the Lessor, the Lessee is deprived of its possession of the Aircraft.

  5.14.  Deposit
         -------

     The Lessor (or one or more Lessor Lenders) shall retain the Deposit during the Term as additional security for Lessee's obligations under this Agreement. On the Delivery Date, the Deposit, together with any interest earned thereon shall constitute a security deposit under this Lease, shall be non-refundable during the Term of this Lease, and shall be held by Lessor (or one or more Lessor Lenders) in an interest bearing account (which may be a general account and need not be segregated) as security for the timely and faithful performance by Lessee of all of Lessee's obligations under this Lease. If Lessee fails to pay Rent hereunder or to pay any other sums due or to or to perform any of the other terms and provisions of this Lease or an Event of Default has otherwise occurred and is continuing hereunder, Lessor may use, apply, draw upon or retain all or any portion of the Deposit in partial payment for sums due to Lessor by Lessee, to compensate Lessor for any sums it may in its discretion advance as a result of an Event of Default, or to apply toward losses or expenses Lessor may suffer or incur as a result of the occurrence of an Event of Default hereunder. If Lessor uses, draws upon or applies all or any portion of the Deposit, such application shall not be deemed a cure of any Default or Event of Default, and Lessee shall within five (5) Business Days after written demand therefor deposit with Lessor cash or other collateral acceptable to Lessor in an amount sufficient to restore the Security Deposit to its original level as set forth in Schedule 9 hereto, and the failure of Lessee to do so shall be a material breach of this Lease by Lessee. Provided no Default has occurred and is continuing under this Lease, the Deposit shall be returned to Lessee, together with interest (net of any reasonable fees, commissions and other expenses incurred in connection with investment of the Deposit), if any, earned thereon, within five (5) Business Days following the Expiry Date, or, if later, the date Lessee's obligations relating to the return of the Aircraft have been fully performed.

6.   MANUFACTURER'S WARRANTIES
     -------------------------

  6.1.   Assignment
         ----------

     Notwithstanding this Agreement, the Lessor will remain entitled to the benefit of each warranty, express or implied, and any unexpired customer and/or product support given or provided in respect of the Aircraft, any Engine or Part by any manufacturer, vendor, maintenance performer, subcontractor or supplier. Unless an Event of Default shall have occurred and be continuing, the Lessor hereby authorizes the Lessee to pursue any claim thereunder in relation to defects affecting the Aircraft, any Engine or Part and the Lessee agrees diligently to pursue any such claim which arises at its own cost. The Lessee will notify the Lessor promptly upon becoming aware of any such claim. The Lessor will provide such assistance to the Lessee in making a claim under any such warranties or customer and/or product support as the Lessee may reasonably request, and, if requested by the Lessee and at the Lessee's expense, will pursue a claim in its own name where the relevant manufacturer, vendor, maintenance performer, subcontractor or supplier has refused to acknowledge the Lessee's right to pursue that claim.

  6.2.   Proceeds
         --------

     All proceeds of any such claim as is referred to in Clause 6.1 which exceed the Damage Notification Threshold will be paid directly to the Lessor, but to the extent that such claim relates:

     a.   to defects affecting the Aircraft which have been rectified; or

     b. to compensation for loss of use of the Aircraft, an Engine or any Part during the Term; or

     c. to costs incurred by the Lessee in pursuing such claim (whether or not proceeds of such claim are payable to the Lessee); or

     d.   to any proceeds in an amount less than the Damage Notification
          Threshold;

     and provided no Default shall have occurred and be continuing, such proceeds shall be paid directly to the Lessee.

  6.3.   Parts
         -----

     Except to the extent the Lessor otherwise agrees in a particular case, the Lessee will assure that all engines, components, furnishings or equipment provided by the manufacturer, vendor, maintenance performer, subcontractor or supplier as a replacement for a defective Engine or Part pursuant to the terms of any warranty or customer and/or product support arrangement comply with Clause 8.13(a), are installed on the Aircraft promptly and that title to any such engine or part vests in the Lessor in accordance with this Agreement. On installation those items will be deemed to be a Engine or Part, as applicable.

  6.4.   Agreement
         ---------

     To the extent any warranties or customer and/or product support relating to the Aircraft are made available under an agreement between any manufacturer, vendor, maintenance performer, subcontractor or supplier and the Lessee, this Clause 6 is subject to that agreement. Lessee shall take all such steps as are necessary and requested by the Lessor at the end of the Term to ensure the benefit of any of those warranties or customer and/or product support which have not expired are vested in the Lessor.

7.   LESSOR'S COVENANTS and DISCLAIMERS
     ----------------------------------

  7.1.   Quiet Enjoyment
         ---------------

     Provided no Event of Default shall have occurred and be continuing, neither the Lessor nor any Person claiming by, through or on account of the Lessor will interfere with the quiet use, possession and enjoyment of the Aircraft by the Lessee.

  7.2.   Registration and Filings
         ------------------------

     The Lessor shall, at the Lessor's cost:

     a. not do or suffer to be done anything which might reasonably be expected to adversely affect the registration of the Aircraft with the Aviation Authority; and

     b. do all acts and things (including making any filing or registration with the Aviation Authority or any other Government Entity) as may be required following any change in the ownership of the Aircraft.

  7.3.  Exclusion
        ---------

     THE AIRCRAFT IS ACCEPTED BY THE LESSEE "AS IS, WHERE IS" AND LESSEE AGREES AND ACKNOWLEDGES THAT, SAVE AS IS EXPRESSLY STATED IN THIS AGREEMENT, LESSOR WILL HAVE NO LIABILITY IN RELATION TO, AND LESSOR HAS NOT AND WILL NOT BE DEEMED TO HAVE MADE OR GIVEN, ANY CONDITIONS, WARRANTIES OR REPRESENTATIONS, EXPRESS OR IMPLIED, WITH RESPECT TO THE AIRCRAFT,
     INCLUDING:

     a. THE DESCRIPTION, AIRWORTHINESS, MERCHANTABILITY, FITNESS FOR ANY USE OR PURPOSE, VALUE, CONDITION, OR DESIGN, OF THE AIRCRAFT OR ANY PART; OR

     b. ANY OBLIGATION, LIABILITY, RIGHT, CLAIM OR REMEDY IN TORT, WHETHER OR NOT ARISING FROM LESSOR'S NEGLIGENCE, ACTUAL OR IMPUTED (BUT EXCLUDING ANY SUCH OBLIGATION, LIABILITY, RIGHT, CLAIM OR REMEDY IN TORT WHICH ARISES FROM LESSOR'S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT); OR

     c. ANY OBLIGATION, LIABILITY, RIGHT, CLAIM OR REMEDY FOR LOSS OF OR DAMAGE TO THE AIRCRAFT, FOR ANY LIABILITY OF LESSEE TO ANY THIRD PARTY, OR FOR ANY OTHER DIRECT, INDIRECT, INCIDENTAL OR CONSEQUENTIAL DAMAGES.

  7.4.  Lessee's Waiver
        ---------------

     EXCEPT FOR THE LESSOR'S PERFORMANCE OF EACH COVENANT AND AGREEMENT OF LESSOR EXPRESSLY SET FORTH IN THIS AGREEMENT (INCLUDING ITS COVENANT OF QUIET ENJOYMENT), LESSEE HEREBY WAIVES, AS BETWEEN ITSELF AND THE LESSOR, ALL ITS RIGHTS IN RESPECT OF ANY CONDITION, WARRANTY OR REPRESENTATION, EXPRESS OR IMPLIED, ON THE PART OF LESSOR AND ALL CLAIMS AGAINST LESSOR HOWSOEVER AND WHENEVER ARISING AT ANY TIME IN RESPECT OF OR OUT OF THE OPERATION OR PERFORMANCE OF THE AIRCRAFT OR THIS AGREEMENT, INCLUDING ANY RIGHTS ARISING OUT OF THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF THE LESSOR.

  7.5.  Adverse Tax Change
        ------------------

     If as a result of any change in, or amendment to, the laws (or any regulations or rulings promulgated thereunder) of Mexico or of any political subdivision or taxing authority thereof or therein affecting taxation, or any change in official position regarding application or interpretation of such laws (including a holding of a court of competent jurisdiction), which change or amendment becomes effective after Delivery, the Lessee determines, based upon the opinion of independent tax counsel or an independent accounting firm of recognized standing in Mexico, that it has or will become obligated to pay Taxes in excess of those payable on the date hereof due to the jurisdiction of incorporation, domicile or principal place of business of the Lessor, the Trustee or the Owner Participant, the Lessor, the Trustee or the Owner Participant, as the case may be, shall, if requested by the Lessee, use reasonable efforts to assign or otherwise transfer its rights and interests in and to the Aircraft and this Agreement to an Affiliate in a jurisdiction that is not affected by such event; provided that such assignment or transfer can be made upon terms such that the Lessor, Trustee or Owner Participant, as the case may be, suffers no economic, legal or regulatory disadvantage. The Lessee shall pay all costs and expenses incurred by the Lessor in connection with any such assignment or transfer.

  7.6.  Lessee's Confirmation
        ---------------------

     LESSEE CONFIRMS THAT IT IS FULLY AWARE OF THE PROVISIONS OF CLAUSES 7.3 AND
     7.4 AND ACKNOWLEDGES THAT BASIC RENT AND OTHER AMOUNTS HAVE BEEN CALCULATED NOTWITHSTANDING ITS PROVISIONS.

  7.7.  Lessor Contribution
        -------------------

     Provided that no Default has occurred and is continuing, the Lessor shall, at the Lessor's sole cost, make each Subsequent Investment as required in accordance with Schedule 10. The notification and verification provisions of Clause 5.11 shall apply, mutatis mutandi, to any amounts Lessee claims to be due from Lessor pursuant to this Clause 7.7 or Schedule 10; provided, however, that in place of a firm of accountants any disputes not resolved by the parties shall be determined by such other arbitrator(s) as the Lessor and Lessee shall agree upon, or if the parties can not so agree, such arbitrator as shall be appointed in accordance with the Commercial Arbitration Rules of the American Arbitration Association.

8.   LESSEE'S COVENANTS
     ------------------

  8.1.  Duration
        --------

     The undertakings in this Clause 8 and in Clause 12 will:

     a.   except as otherwise stated, be performed at the expense of the Lessee;
          and

     b. remain in force until redelivery of the Aircraft to the Lessor in accordance with this Agreement and thereafter to the extent of any accrued rights of the Lessor in relation to those undertakings.

  8.2.  Information
        -----------

     The Lessee shall:

     a.   notify the Lessor forthwith of the occurrence of any Event of Default;

     b.   furnish to the Lessor:

          i. within 60 days after the last day of the first three fiscal quarters of each fiscal year of the Lessee, unaudited quarterly financial statements of the Lessee prepared for such quarter, including a balance sheet as of the last day of such quarter and statements of income and retained earnings and statements of cash flow for such fiscal quarter, all in reasonable detail (subject to year-end audit adjustments) and prepared in accordance with Mexican GAAP;

          ii. as soon as available but not in any event later than 120 days after the last day of each fiscal year of the Lessee, audited consolidated financial statements of the Lessee prepared for such year, including a consolidated balance sheet of the Lessee and its Subsidiaries as of the last day of such year and consolidated statements of income and retained earnings and consolidated statements of cash flow for such fiscal year and on a comparative basis figures for the immediately preceding fiscal year, all in reasonable detail, each prepared in accordance with Mexican GAAP and certified by Coopers & Lybrand or another firm of internationally recognized independent certified public accountants as fairly presenting the financial position and the results of operations of Lessee and its Subsidiaries at the end of and for such fiscal year and as having been prepared in accordance with Mexican GAAP;

          iii. at the same time as it is issued to the creditors of the Lessee, a copy of each notice or circular issued to the Lessee's creditors as a group; and

          iv. on request from time to time such other information regarding the Lessee and its business and affairs as the Lessor may reasonably request;

     c. on request, inform the Lessor as to the current serial numbers of the Engines and any engine installed on the Airframe;

     d. promptly furnish to the Lessor all information which the Lessor from time to time reasonably requests regarding the Aircraft, any Engine or any Part and its use, location and condition, including the hours available on the Aircraft and any Engine until the next scheduled check, inspection, overhaul or shop visit, as the case may be;

     e. on request, furnish to the Lessor evidence reasonably satisfactory to the Lessor that all Taxes and charges incurred by the Lessee with respect to the Aircraft have been paid and discharged in full;

     f. provide the Lessor, within 15 days following the end of each Rental Period, with a monthly report on the Aircraft in the form set out in
          Schedule 8;

     g. give the Lessor annual written notice of the time and location of all Major Checks during the succeeding 12-month period;

     h.   promptly notify the Lessor of:

          i. any loss, theft, damage or destruction to the Airframe, any Engine or any Part, or any modification to the Aircraft if the potential cost may reasonably be expected to exceed the Damage Notification Threshold;

          ii. any claim or other occurrence likely to give rise to a claim under the Insurances (but, in the case of hull claims only, in excess of the Damage Notification Threshold) and details of any negotiations with the insurance brokers over any such claim; and

          iii. any litigation, arbitration or administrative proceedings that are pending or, to the Lessee's knowledge, threatened against the Lessee which, if adversely determined, would have a material adverse effect upon its financial condition or business or its ability to perform its obligations under this Agreement.

          All reports delivered to the Lessor, Trustee or Owner Participant pursuant to this Clause 8.2 shall be in English.

8.3.   Lawful and Safe Operation
       -------------------------

     The Lessee shall:

     a. comply with the law for the time being in force in any country or jurisdiction in which the Aircraft is being operated which is applicable to the Aircraft or the use and operation of the Aircraft;

     b. not use the Aircraft in any manner contrary to any requirement of the Aviation Authority or the DGAC or the manufacturers of the Aircraft, any Engine or any Part or any rule or regulation of the Aviation Authority or the DGAC or for any purpose for which the Aircraft is not designed or reasonably suitable; provided, that, after providing the Lessor with a certificate of its President, Director of Finance or chief internal legal counsel stating all relevant facts with respect thereto, the Lessee may, in good faith and by appropriate procedures, contest the validity or application of any such requirement, rule or regulation in any reasonable manner which does not materially adversely affect the Lessor, or any of its interests in or to the Aircraft or this Agreement;

     c. ensure that the crew and engineers employed by it in connection with the operation and maintenance of the Aircraft have the qualifications and hold the licenses required by the Aviation Authority (or the DGAC, if applicable) and applicable law;

     d. use the Aircraft solely in commercial or other operations for which the Lessee is duly authorized by the Aviation Authority, the DGAC and applicable law;

     e. not knowingly use the Aircraft (or use it when the Lessee ought reasonably to have known that it was being so used) for the carriage of:

          i. whole animals, living or dead, except in the cargo compartments according to IATA regulations, and except domestic pet animals carried in a suitable container to prevent the escape of any liquid and to ensure the welfare of the animal;

          ii. acids, toxic chemicals, other corrosive materials, explosives, nuclear fuels, nuclear wastes or any nuclear assemblies or components, except as permitted for cargo aircraft under the "Restriction of Goods" schedule issued by IATA from time to time and provided that all the requirements for packaging or otherwise contained therein are fulfilled;

          iii. any other goods, materials or items of cargo which could reasonably be expected to cause damage to the Aircraft and which would not be adequately covered by the Insurances; or

          iv.  any illegal item or substance;

     f. not utilize the Aircraft for purposes of training, qualifying or re-confirming the status of cockpit personnel except for the benefit of the Lessee's cockpit personnel, and then only if the use of the Aircraft for such purpose is not disproportionate to the use for such purpose of other aircraft of the same type operated by the Lessee;

     g. not cause or permit the Aircraft to proceed to, or remain at, any location which is for the time being the subject of a prohibition order (or any similar order or directive) by:

          i. any Government Entity of the State of Registration or the Habitual Base; or

          ii. any Government Entity of the country in which such location is situated; or

          iii. any Government Entity having jurisdiction over the Lessor or the Aircraft;

          provided, however, that the failure of the Lessee to comply with the provisions of this sentence shall not give rise to a Default or an Event of Default hereunder where such failure is attributable to a hijacking, medical emergency, equipment malfunction, weather condition, navigational error or other isolated extraordinary event (not within the Lessee's control) and the Lessee is diligently proceeding to rectify such failure as soon as is reasonably practicable.

     h. obtain and maintain in full force all certificates, licenses, permits and authorizations required for the use and operation of the Aircraft for the time being, and for the making of payments required by, and the compliance by the Lessee with its other obligations under, this Agreement.

8.4.   Taxes and Other Charges
       -----------------------

     Subject to Clauses 5.6(b), 5.10 and 5.11, the Lessee will promptly pay:

     a. all license and registration fees, Taxes (other than Lessor Taxes) and other amounts of any nature imposed by any Government Entity that are imposed on the Lessee or for which the Lessee is responsible under this Agreement with respect to the Aircraft, including the purchase, ownership, delivery, leasing, possession, use, operation, return, sale or other disposition of the Aircraft; and

     b. all rent, fees, charges, Taxes (other than Lessor Taxes) imposed on the Lessee and other amounts in respect of any premises where the Aircraft or any Part thereof is located from time to time during the Term;

     except to the extent that such payment is being contested in good faith by appropriate proceedings in respect of which adequate resources have been provided by the Lessee and non-payment of which does not give rise to any material likelihood of the Aircraft or any interest therein being sold, forfeited or otherwise lost or of criminal liability on the part of the Lessor.

8.5.   Sub-Leasing
       -----------

     a. Lessee will not, without the prior written consent of Lessor (except as set forth in clause (b) below), sub-lease or part with possession of the Aircraft, the Engines or any Part except that Lessee may part with possession (i) with respect to the Aircraft, the Engines or any Part to the relevant manufacturers for testing or similar purposes or to an Agreed Maintenance Performer for service, repair, maintenance or overhaul work, or alterations, modifications or additions to the extent required or permitted by this Agreement, and (ii) with respect to an Engine or Part, as expressly permitted by this Agreement. For the avoidance of doubt, Lessee shall be entitled to enter into "wet lease" or charter arrangements with the Aircraft for short-term periods that, including all renewals, do not exceed six months so long as possession and operational control of the Aircraft remains with the Lessee at all times.

     b. Lessee may sub-lease (a "Sub-Lease") the Aircraft to a Cintra Group Airline, incorporated in the State of Registration or the State of Incorporation, without the prior consent of the Lessor if the following conditions are fulfilled:

          i.   no Event of Default shall have occurred and be continuing;

          ii. notwithstanding such Sub-Lease, Lessee shall remain primarily responsible to Lessor hereunder and the Sub-Lease, by its terms, shall be expressly subject and subordinate in all respects to this Agreement;

          iii. the Sub-Lease shall include clauses identical to or having the same substantive effect as Clauses 2.1 (except that the State of Incorporation may be the state of incorporation of the relevant sublessee), 8, 9, 13, 15.12 and Schedule 6 of this Agreement save that a Sub-Lease may impose additional or more stringent obligations on, or give fewer rights to, any Sub-Lessee than are imposed on Lessee under such provisions of this Agreement and that the term of the Sub-Lease shall not be capable of extending beyond the Expiry Date;

          iv. the rights, title and interests of Lessor and the Indemnitees in and to the Aircraft and this Agreement shall be duly evidenced and protected to the reasonable satisfaction of Lessor and such Indemnitee (including as to the making of all necessary filings and registrations);

          v. Lessee and the Sub-Lessee shall have executed and delivered to Lessor a security assignment in respect of the Sub-Lease together with an acknowledgment of such assignment, and, if requested by Lessor or any Lessor Lender, Lessee and the Sub-Lessee shall have executed and delivered to Lessor and any mortgagee an acknowledgment of any assignment by Lessor of such security agreement to such mortgagee, each such document to be in a form reasonably acceptable to the Lessor;

          vi. the Sub-Lessee shall be a reputable air carrier and shall hold all necessary consents, licenses, permits and authorizations required under the applicable law of the state of incorporation or establishment of such carrier for the public transport of passengers and cargo, and shall not be subject to any event of the types described in Clause 13.1(g), (h) or (i) as of the commencement of the Sub-Lease;

          vii. the Aircraft shall not be re-registered outside the State of Registration without the prior written consent of Lessor which shall not be unreasonably withheld. Lessor shall be entitled to withhold such consent if the suggested jurisdiction of re-registration is a jurisdiction which Lessor or any Lessor Lender reasonably determines to be unacceptable in terms of political or judicial risk;

          viii. at least five Business Days prior to the execution by Lessee of any Sub-Lease, Lessee will provide Lessor with a copy of the draft Sub-Lease in order for Lessor to satisfy itself that the conditions set out in this Clause as to form of the Sub-Lease are fulfilled. Prior to delivery of the Aircraft under any Sub-Lease, Lessee will provide Lessor with an original counterpart of the Sub-Lease duly executed by Lessee and Sub-Lessee;

          ix. Lessee shall be responsible for all reasonable costs incurred by Lessor in connection with the Sub-Lease;

          x. the Sub-Lease shall provide that no further subleases of the Aircraft by the Sub-Lessee shall be permitted; and

          xi. Lessee shall give written notice to Lessor of any Sub-Lease at least ten (10) days prior to the date on which such Sub-Lease is to be executed (which notice shall include the identity of any proposed change in the State of

                    Registration and the Habitual Base of the Aircraft and, if then determined, the term and the delivery date of the proposed sublease).

     c. In circumstances where the conditions set out in (b) above are not fulfilled in relation to any Sub-Lease, the consent of Lessor to such Sub-Lease shall be required.

8.6.   Inspection
       ----------

     a. The Lessor and any Person designated by the Lessor may, at any reasonable time and upon prior written notice, visit, inspect and survey the Aircraft, any Engine or any Part for the purpose of verifying compliance by the Lessee with its obligations under this Agreement as to the maintenance, use or operation of the Aircraft; provided, that such inspection shall not unreasonably interfere with the operation of the Aircraft or the conduct of the Lessee's business.

     b. The Lessor shall bear its own costs and expenses in connection with any such visit, inspection or survey unless the visit, inspection or survey discloses that the Lessee is in breach of its material obligations under this Agreement, in which case such costs and expenses shall be paid by the Lessee on demand.

     c.   The Lessor shall:

          i. have no duty to make, or liability arising out of, any such visit, inspection or survey; and

          ii. so long as no Event of Default has occurred and is continuing, not exercise such right other than on reasonable notice and so as not to disrupt unreasonably the maintenance or operation of the Aircraft.

8.7.   Protection of Title
       -------------------

     The Lessee shall:

     a. not do or knowingly permit to be done or omit or knowingly permit to be omitted to be done any act or thing which might reasonably be expected to jeopardize the respective rights, title and interest of the Lessor as owner of the Aircraft and lessor under this Agreement, the right, title and interest of any mortgagee of the Aircraft and assignee of this Agreement or the validity, enforceability or priority of any mortgage;

     b.   on all occasions when the ownership of the Aircraft, any Engine or any
          Part is relevant, make clear to third parties that title is held by the Lessor and is subject to any Mortgage;

     c.   not at any time:

          i. represent or hold out the Lessor as carrying goods or passengers on the Aircraft or as being in any way connected or associated with any operation or carriage (whether for hire or reward or gratuitously) which may be undertaken by the Lessee; or

          ii.  pledge the credit of the Lessor;

     d. ensure that there is always affixed, and not removed or in any way obscured, a fireproof plate (having dimensions of not less than 6 in. x 4 in.) in a location reasonably adjacent to, and not less prominent than, the airworthiness certificate for the Aircraft and in a reasonably prominent position on each Engine stating:

               "This Aircraft/Engine is leased to Aerovias de Mexico, S.A.
                 de C.V.
                   Owner: Investors Asset Holding Corp., not in its Individual
                   -----
                             Capacity but Solely as Owner Trustee
                             Mortgagees: CL/PK Funding Trust and
                             ----------
                            PK AirFinance S.A., New York Branch"

          and Lessee agrees to make such changes to such lease identification plates as Lessor may reasonably request from time to time.

     e. not create or permit to exist any Security Interest upon the Aircraft, any Engine or any Part;

     f. not do or permit to be done anything which may reasonably be expected to expose the Aircraft, any Engine or any Part to penalty, forfeiture, impounding, detention, appropriation, damage or destruction and, without prejudice to the foregoing, if any such penalty, forfeiture, impounding, detention, appropriation, damage or destruction occurs, give the Lessor notice and use its best efforts to procure the immediate release of the Aircraft, such Engine or such Part, as the case may be;

     g.   not abandon the Aircraft, the Engine or any Part;

     h. pay and discharge or cause to be paid and discharged when due and payable or make adequate provision by way of security or otherwise for all debts, damages, claims and liabilities which have given or might reasonably be expected to give rise to a Security Interest over or affecting the Aircraft, any Engine or any Part;

     i. not attempt, or hold itself out as having any power, to sell, lease or otherwise dispose of the Aircraft, any Engine or any Part other than as expressly permitted by this Agreement; and

     j. do or cause to be done, at its sole cost and expense, any and all acts and things which may be required under the terms of any applicable law (other than Federal Aviation Law) involving any jurisdiction in which Lessee may operate, or any and all acts and things which the Lessor or any Lessor Lender may reasonably request, to perfect and preserve Lessor's ownership rights regarding and any Lessor Lender's security interest in and to the Aircraft within any such jurisdiction.

8.8.   General
       -------

     The Lessee will:

     a. not make any substantial change in the nature of the business in which it is engaged if such change, in the reasonable opinion of the Lessor, might reasonably be expected to have a material adverse effect on the Lessee's performance of its obligations under this Agreement;

     b. preserve its corporate existence, and will not merge or consolidate with any Person unless the successor Person resulting from such merger or consolidation (the "Successor"):

          i. is the Lessee or an Affiliate incorporated in the State of Incorporation or the State of Registration;

          ii. shall have a net worth immediately after such merger or consolidation of not less than the Lessee's net worth immediately prior thereto;

          iii. shall be authorized under applicable law to perform the Lessee's obligations under this Agreement and any assignment or assumption relating thereto to the same extent as the Lessee;

          iv. shall deliver to the Lessor an agreement, in form and substance reasonably satisfactory to the Lessor, containing an assumption by the Successor of the Lessee's representations and warranties under this Agreement (with such changes and qualifications as are appropriate), together with the due and punctual performance of all the Lessee's obligations under this Agreement; and

          v. shall deliver to the Lessor an opinion of counsel reasonably satisfactory in form and substance to the Lessor to the effect that the agreements referred to in sub-clauses (iii) and (iv) above constitute the Successor's legal, valid and binding obligations; and

     c. other than pursuant to a Sub-Lease permitted under Section 8.5 hereof, ensure that no change will occur in the Habitual Base of the Aircraft without the prior written consent of the Lessor.

8.9.   Records
       -------

     The Lessee shall procure that accurate, complete and current records of all flights made by, and all maintenance carried out on, the Aircraft (including, in relation to each Engine and Part subsequently installed, before the installation) are kept in English (to the extent required for FAR Part 129 operators and otherwise by applicable law), and shall keep the records in such manner as the Aviation Authority may from time to time require and ensure that they comply with the requirements of the manufacturers of the Aircraft, any Engine or any Part. The records will form part of the Aircraft Documents.

8.10.  Registration and Filings
       ------------------------

     The Lessee shall:

     a. maintain the registration of the Aircraft with the Aviation Authority reflecting (so far as permitted by applicable law) the title and interest of Lessor and the security interest of any Lessor Lender in the Aircraft and this Agreement, and not do or suffer to be done anything that might reasonably be expected to adversely affect such registration (to the extent that such is the Lessee's, and not the Lessor's, obligation under applicable law), title or interest;

     b. do all acts and things (including making any filing or registration with the Aviation Authority, the DGAC or any other Government Entity) and executing and delivering all documents (including any amendment of this Agreement) as may be reasonably required by the Lessor:

          i. following any change or proposed change in the ownership or financing of the Aircraft (but, in each case, at the Lessor's cost); or

          ii. following any modification of the Aircraft, any Engine or any Part or the permanent replacement of any Engine or Part in accordance with this Agreement, so as to ensure that the rights of the Lessor under this Agreement apply with the same effect as before; or

          iii. to establish, maintain, preserve, perfect and protect the rights of the Lessor under this Agreement; and

     c. within thirty (30) days after the Delivery Date, cause a notarized copy of this Agreement, together with certified Spanish translation of this Agreement, to be filed with the DGAC and deliver a certified copy of such filing to the Lessor.

8.11.  Maintenance and Repair
       ----------------------

     The Lessee shall:

     a. keep the Aircraft airworthy in all respects and in good repair and condition;

     b. not make any material change to the Agreed Maintenance Program without the approval of the Aviation Authority, and not change the intervals between Major Checks of the Airframe without the consent of Lessor, not to be unreasonably withheld;

     c. maintain the Aircraft in accordance with the Agreed Maintenance Program through Agreed Maintenance Performers and perform (at the respective intervals provided in and to the extent required by the Agreed Maintenance Program) all Major Checks;

     d. maintain the Aircraft in accordance with FAA Part 129 and any other rules and regulations of the Aviation Authority as are applicable to passenger category aircraft of the same type as the Aircraft operated by non-United States air carriers; provided, that after providing the Lessor with a certificate of its President, Director of Finance or chief internal legal counsel stating all relevant facts with respect thereto, Lessee may, in good faith and by appropriate procedures, contest the validity or application of any such rule or regulation in any reasonable manner which does not materially adversely affect the Lessor, or any of its interests in or to the Aircraft or this Agreement;

     e. comply with all mandatory inspection and modification requirements, airworthiness directives and similar requirements applicable to the Aircraft, any Engine or Part having a compliance date during the Term and that are required by the Aviation Authority; provided, that after providing the Lessor with a certificate of its President,

          Director of Finance or chief internal legal counsel stating all relevant facts with respect thereto, Lessee may, in good faith and by appropriate procedures, contest the validity or application of any such requirements or airworthiness directives in any reasonable manner which does not materially adversely affect the Lessor, or any of its interests in or to the Aircraft or this Agreement;

     f. comply with all mandatory service bulletins issued by any manufacturer of the Aircraft, Engines or Parts and comply with all other service bulletins issued by any such manufacturer if and to the extent that the Lessee generally complies with such other service bulletins in relation to the other leased or owned Boeing/McDonnell Douglas MD-82 aircraft in its fleet;

     g. comply with all applicable laws and the regulations of the Aviation Authority and any other aviation authorities with jurisdiction over the Lessee or the Aircraft, any Engine or Part, and comply with all requirements of the Manufacturer, the Engine Manufacturer and the manufacturers of Parts, that relate to the maintenance, condition, use or operation of the Aircraft or require any modification or alteration to the Aircraft, any Engine or Part; provided, that after providing the Lessor with a certificate of its President, Director of Finance or chief internal legal counsel stating all relevant facts with respect thereto, the Lessee may, in good faith and by appropriate procedures, contest the validity or application of any such regulations or requirements in any reasonable manner which does not materially adversely affect the Lessor, or any of its interests in or to the Aircraft or this Agreement;

     h. maintain in good standing a current Certificate of Airworthiness for the Aircraft issued by the Aviation Authority except when the Aircraft is undergoing maintenance, modification or repair required or permitted by this Agreement, and from time to time provide to the Lessor a copy on request;

     i. maintain the Engines with respect to overhaul build standards and disc replacements at a level which is not materially inferior to the level applied by the Lessee in relation to other engines of the same type as the Engines in its fleet;

     j. maintain the Engines and the APU in an "on condition" program in accordance with the Approved Maintenance Program;

     k. subject to Clause 11.1(c), procure promptly the replacement of any Engine or Part which has become time, cycle or calendar expired, lost, stolen, seized, confiscated, destroyed, damaged beyond repair, unserviceable or permanently rendered unfit for use, with an engine or part complying with the conditions set out in Clause 8.13(a); and

     l. maintain, protect and preserve the Aircraft in a manner consistent with Lessee's practices applied to similar equipment owned by Lessee or leased from other lessors, without in any way materially favoring or disfavoring the Aircraft relative to such other equipment.

  8.12.  Removal of Engines and Parts
         ----------------------------

     The Lessee will ensure that no Engine or Part installed on the Aircraft is at any time removed from the Aircraft other than:

     a.   if replaced as expressly permitted by this Agreement; or

     b. if the removal is of an obsolete item and is in accordance with the Agreed Maintenance Program; or

     c.   pursuant to, and in accordance with, Clause 8.15; or

     d.   i.    during the course of maintaining, servicing, repairing,
                overhauling or testing that Engine or the Aircraft, as the case may be; or

          ii.   as part of a normal engine or part rotation program; or

          iii. for the purpose of making such modifications to the Engine or the Aircraft, as the case may be, as are permitted under this Agreement,

          and then in each case only if it is reinstalled or replaced by an engine or part complying with Clause 8.13(a) as soon as practicable and in any event no later than the Expiry Date.

  8.13.  Installation of Engines and Parts
         ---------------------------------

     a. The Lessee will ensure that, except as permitted by this Agreement, no engine or part is installed on the Aircraft unless:

          i. in the case of an engine, it is an engine of the same model as, or an improved or advanced version of, the Engine it replaces (provided, in the case of an improved or advanced version, it can be installed and operated on the Airframe without modification of the Airframe or the engine, whether or not the other installed Engine is also such an improved or advanced version) and it has attached to it a current "serviceable tag" issued by the manufacturer or supplier indicating that the engine is new, serviceable or overhauled, and the Lessee shall retain all such tags to the extent required under applicable law;

          ii. in the case of a part, it is in as good operating condition, is of the same or a more advanced make and model and is of the same interchangeable modification status as the replaced Part and has attached to it a current "serviceable tag" issued by the manufacturer or supplier indicating that the part is new, serviceable or overhauled, and the Lessee shall retain all such tags to the extent required under applicable law; provided, that the replacement of parts will not, in the aggregate, result in the material diminution in the value or utility of the Aircraft;

          iii. in the case of a part, it has become and remains the property of the Lessor free from Security Interests and on installation on the Aircraft will, without further act, be subject to this Agreement; and

          iv. in each case, the Lessee has full details as to its source and maintenance records as required by the Aviation Authority for
                Part 129 operators.

     b. If no Event of Default has occurred which is continuing, the Lessee will be entitled to install any engine or part on the Aircraft by way of replacement notwithstanding Clause 8.13(a) if:

          i. there is not available to the Lessee at the time and in the place that engine or part is required to be installed on the Aircraft a replacement engine or part complying with the requirements of Clause 8.13(a);

          ii. it would result in an unreasonable disruption of the operation of the Aircraft or the business of the Lessee to ground the Aircraft until an engine or part complying with Clause 8.13(a) becomes available for installation on the Aircraft; and

          iii. as soon as practicable after installation of the same on the Aircraft but, in any event, no later than the Expiry Date, the Lessee removes any such engine or part and replaces it with the Engine or Part replaced by it or by an engine or part complying with Clause 8.13(a).

     c. The Lessor agrees, for the benefit of the Lessee and any mortgagee or holder of any other Security Interest in any engine or part (other than an Engine or Part) owned by the Lessee, any lessor of any engine or part (other than an Engine or Part leased to the Lessee) and any conditional vendor of any engine or part (other than an Engine or

           Part purchased by the Lessee subject to a conditional sale agreement or any other security agreement), that no right, title to or interest in any such engine or part shall be exercised or asserted by the Lessor and the Lessor acknowledges and confirms that it will not acquire any right, title or interest to or in any such engine or part as a result of its installation on the Airframe.

  8.14.  Non-Installed Engines and Parts
         -------------------------------

     a. The Lessee shall ensure that any Engine or Part which is not installed on the Airframe (or any other airframe as permitted by this Agreement) is, except as expressly permitted by this Agreement, properly and safely stored and kept free from Security Interests.

     b. Notwithstanding sub-clause (a), the Lessee shall be permitted, if no Event of Default has occurred and is continuing, to install any Engine on an airframe and any Part on an airframe or engine:

           i.    owned and operated by the Lessee free from Security Interests;
                 or

           ii. operated by the Lessee and either (1) leased or hired to the Lessee pursuant to a lease or conditional sale agreement on terms whereby the Lessee has full operational control of that aircraft or engine, or (2) owned by the Lessee and subject to a mortgage, a lease, conditional sale agreement or other agreement that constitutes a Security Interest vested in or held by any other Person, provided that:

                 (A) the terms of any such lease, conditional sale agreement or security Interest will not have the effect of prejudicing the title and interest of the Lessor or any mortgagee in and to that Engine or Part; and

                 (B) the lessor under such lease, the seller under such conditional sale agreement or the secured party of any Security Interest, as the case may be, has confirmed and acknowledged in writing (which confirmation and acknowledgment may be contained in the lease, conditional sale agreement or document creating the Security Interest) to the Lessor, in form and substance reasonably satisfactory to the Lessor, that it will recognize the rights, title and interest of the Lessor and any mortgagee to and in that Engine or Part and that it will not acquire any rights of ownership whatever in relation thereto.

  8.15.  Pooling of Engines and Parts
         ----------------------------

     The Lessee will not enter into nor permit any pooling agreement or arrangement in respect of an Engine or Part without the prior written consent of the Lessor, such consent not to be unreasonably withheld in any case where an Engine or Part is leased, let on hire or otherwise made available by the Lessee (on terms conferring no more than a contractual right in personam against the Lessee and not a right in rem against such Engine or Part) pursuant to a pooling agreement to which the Lessee is a party and:

     a. the other parties to which are reputable, solvent commercial air carriers or the manufacturers or suppliers of the Engine or Part (or other reputable, solvent organizations whose business includes the administration of and participation in such pooling agreements or arrangements); and

     b. which does not contemplate the transfer of title to the pooled Engine or Part; and

     c. either provides that the Lessor (or any mortgagee designated by Lessor) will be sole loss payee in respect of any loss or damage to the Engine or Part, or provides for Lessor to acquire title to a substitute engine or part satisfying the conditions set out in Clause 8.13(a) if the Engine or Part is destroyed.

  8.16.  Equipment Changes
         -----------------

     a. The Lessee will not make any modification or addition to the Aircraft (each an "Equipment Change"), except for an Equipment Change that:

          i. is expressly permitted or required by any other provision of this Agreement, or

          ii. the Lessee may deem desirable in the proper conduct of its business, provided that no such Equipment Change impairs the condition or airworthiness of the Aircraft, or diminishes the value, useful life or utility of the Airframe, Engine or Part, or

          iii.   has the prior written approval of the Lessor, or

          iv. is made promptly following Delivery in order to conform the configuration of the Aircraft to Lessee's standard configuration for MD-82 aircraft.

     b. So long as no Event of Default has occurred and is continuing, the Lessee may remove any Equipment Change if it can be removed from the Aircraft without diminishing or impairing the value, utility, condition or airworthiness of the Aircraft.

  8.17.  Title to Parts
         --------------

     a. Subject to Clause 8.13(c), title to all parts installed on the Aircraft, whether by way of replacement as the result of an Equipment Change or otherwise (except those installed pursuant to Clause 8.13(b) or Clause 8.15) will on installation, without further act, vest in the Lessor subject to this Agreement free and clear of all Security Interests. The Lessee will at its own expense take all such steps and execute, and procure the execution of, all such instruments that are necessary to ensure that title so passes to the Lessor according to all applicable laws. At any time when requested by the Lessor, the Lessee will provide evidence to the Lessor's reasonable satisfaction (including the provision, if required, to the Lessor of a legal opinion of Lessee's chief internal counsel) that title has so passed to the Lessor.

     b. Except as referred to in Clause 8.16(b), any Engine or Part at any time removed from the Aircraft will remain the property of the Lessor until a replacement has been made in accordance with this Agreement and until title to that replacement has passed, according to applicable laws, to the Lessor subject to this Agreement free of all Security Interests, whereupon title to the Engine or Part will, provided no Event of Default has occurred and is continuing, pass to the Lessee.

  8.18.  Third Parties
         -------------

     The Lessee shall ensure that no Person having possession of the Aircraft during the Term (other than the Lessor) will act in any manner inconsistent with the Lessee's obligations under this Agreement and that all such Persons shall comply with those obligations as if references to "Lessee" included a separate reference to those Persons.

9.   INSURANCE
     ---------

  9.1.   Insurances
         ----------

     The Lessee will maintain in full force and effect during the Term insurances in respect of the Aircraft in form and substance reasonably satisfactory to the Lessor (the "Insurances" which expression includes, where the context so admits, any relevant re-insurances). The Insurances will be effected either:

     a. on a direct basis with insurers of recognized standing who normally participate in aviation insurances in the leading international insurance markets and led by reputable underwriters reasonably satisfactory to the Lessor; or

     b. with a single insurer or group of insurers reasonably satisfactory to the Lessor who does not retain the risk, but effects substantial reinsurance in the leading international insurance markets and through brokers and underwriters each of recognized standing and reasonably acceptable to the Lessor for a percentage reasonably acceptable to the Lessor of all risks insured (the "Reinsurances"), and the Lessor acknowledges and confirms that the current deductibles and exclusions, together with the existing brokers and insurers in respect of the insurances maintained by Lessee on the date of this Agreement are acceptable to it.

  9.2.   Requirements
         ------------

     The Lessor's current requirements as to Insurances are as specified in this Clause and in Part 1 of Schedule 6. The Lessor may from time to time stipulate such other requirements for the Insurances as the Lessor reasonably considers necessary to ensure that the scope and level of cover is maintained in accordance with the then prevailing industry practice in relation to aircraft of the same type as the Aircraft and in relation to operators of similar standing to the Lessee. In the event that the Lessor proposes any such stipulation, it shall notify the Lessee accordingly and the Lessor and/or its brokers will then consult in good faith with the Lessee and the Lessee's brokers with regard to such proposed stipulation. If, following the consultation, the Lessor and the Lessee are satisfied that the stipulation should be made, the Lessee shall then comply with the stipulated requirements. If, however, the Lessor and the Lessee do not agree regarding the proposed stipulation, the Lessor and the Lessee (and their respective brokers) shall agree upon and name a third broker, to determine whether the proposed stipulation is required in order to ensure that the scope and level of cover is maintained in accordance with the then prevailing industry practice in relation to aircraft of the same type and in relation to operators of similar standing to the Lessee. The party whose position is not accepted by the third broker shall pay all costs and expenses of such broker in connection with the making of its determination.

  9.3.   Insurance Covenants
         -------------------

     The Lessee shall:

     a. ensure that all legal requirements as to insurance of the Aircraft, any Engine or any Part that may from time to time be imposed by the laws of the State of Registration or any jurisdiction to, from or over which the Aircraft may be flown, in so far as they affect or concern the operation of the Aircraft, are complied with and, in particular, those requirements compliance with which is necessary to ensure that:

          i. the Aircraft does not become subject to detention or forfeiture;

          ii.    the Insurances remain valid and in full force and effect; and

          iii. the interests of the Indemnitees in the Insurances and the Aircraft or any Part are not thereby prejudiced;

     b. not use, cause or permit the Aircraft, any Engine or any Part to be used for any purpose or in any manner not covered by the Insurances or outside any geographical limit imposed by the Insurances;

     c. comply with the terms and conditions of each policy of the Insurances and not do, consent or agree to any act or omission that:

          i. invalidates or may reasonably be expected to invalidate the Insurances;

          ii. renders or may reasonably be expected to render void or voidable the whole or any part of any of the Insurances; or

          iii. brings any particular liability within the scope of an exclusion, exception or sub-limit to the Insurances;

     d. not take out without the prior written approval of the Lessor any insurance or reinsurance in respect of the Aircraft other than those required or permitted under this Agreement unless relating solely to hull total loss, business interruption, engine break-down, profit commission and deductible risk;

     e. commence renewal procedures at least 30 days prior to the expiration of any of the Insurances and provide to the Lessor:

          i. if requested by the Lessor, a written status report of renewal negotiations 14 days prior to each expiration date;

          ii. telefaxed confirmation of completion of renewal prior to each expiration date;

          iii. certificates of insurance (and where appropriate certificates of reinsurance), and broker's (and any reinsurance brokers') letter of undertaking substantially in the form set out in Parts 2 and 3 of Schedule 6, detailing the coverage and confirming the insurers' (and any reinsurers') agreement to the specified insurance requirements of this Agreement within seven days after each renewal date;

     f. provide to the Lessor copies of those documents evidencing the Insurances which the Lessor may reasonably request (but not including information regarding premiums);

     g. on request, provide to the Lessor evidence that the Insurance premiums have been paid;

     h. not make any modification or alteration to the Insurances material and adverse to the interests of any of the Indemnitees;

     i.   be responsible for any deductible under the Insurances; and

     j. provide any other insurance and reinsurance related information, or assistance, in respect of the Insurances as the Lessor may reasonably request (but not including copies of the insurance policies (unless a dispute as to coverage arises) or information regarding premiums).

  9.4.   Failure to Insure
         -----------------

     If the Lessee fails to maintain the Insurances in compliance with this Agreement, or to provide Lessor with the evidence thereof required under Clause 9, each of the Indemnitees will be entitled but not obligated (without prejudice to any other rights of the Lessor under this Agreement):

     a. to pay the premiums due or to effect and maintain insurances satisfactory to it or otherwise remedy the Lessee's failure in such manner (including to effect and maintain an "owner's interest" policy) as it considers appropriate. Any sums so expended by it will become immediately due and payable by the Lessee to the Lessor on demand (and Lessor will endeavor to make such demand promptly following the incurring of such expenditure), together with interest thereon at the Default Rate from the date of expenditure by it up to the date of reimbursement by the Lessee (before and after any judgment); and

     b. at any time while such failure is continuing to require the Aircraft to remain at any airport or to proceed to and remain at any airport designated by it until the failure is remedied to its reasonable satisfaction.

  9.5.   Continuing Indemnity
         --------------------

     The Lessor may require the Lessee to effect and to maintain insurance after the Expiry Date with respect to its liability under the indemnities in Clause 10 for such period as the Lessor may reasonably require (but in any event not more than two years) providing for each Indemnitee to be named as additional insured. The Lessee's obligation under this Clause 9.6 shall not be affected by the Lessee ceasing to be lessee of the Aircraft or any of the Indemnitees ceasing to have any interest in respect of the Aircraft. Such insurance shall be maintained at the cost of Lessee until the Aircraft has been returned and Lessee has performed its obligations relating to such return under this Agreement and, thereafter, at the cost of Lessor.

  9.6.   Application of Insurance Proceeds
         ---------------------------------

     As between the Lessor and the Lessee:

     a. All insurance payments received as the result of a Total Loss or an Engine Loss occurring during the Term will be paid to the Lessor (or any mortgagee designated by Lessor), and the Lessor shall promptly pay the balance of those amounts to the Lessee after deduction of all amounts then due and payable by the Lessee to the Lessor under this Agreement, including under Clause 11.1(b) and Clause 11.1(c).

     b. All insurance proceeds in respect of any damage or loss to the Aircraft, any Engine or any Part occurring during the Term not constituting a Total Loss and in excess of the Damage Notification Threshold will be paid to the Lessor (or any mortgagee designated by Lessor) and applied in payment (or to reimburse the Lessee) for repairs or replacement property upon the Lessor being reasonably satisfied that the repairs or replacement have been effected in accordance with this Agreement. Insurance proceeds in amounts below the Damage Notification Threshold may be paid by the insurer directly to the Lessee. Any balance remaining shall be paid to or retained by the Lessee.

     c. All insurance proceeds in respect of third party liability will, except to the extent paid by the insurers to the relevant third party, be paid to the Lessor to be paid directly in satisfaction of the relevant liability or promptly to the Lessee in reimbursement of any payment so made.

     d. Notwithstanding Clauses 9.6(a), (b) and (c), if at the time of the payment of any such insurance proceeds a Default has occurred and is continuing all such proceeds will be paid to or retained by the Lessor (or any mortgagee designated by Lessor) to be applied toward payment of any amounts then due and payable by the Lessee in such order as the Lessor sees fit or as the Lessor may elect. In the event that the Lessee remedies any such Default to the reasonable satisfaction of the Lessor, the Lessor shall procure that all such insurance proceeds then held by the Lessor in excess of the amounts (if any) applied by the Lessor (or any mortgagee designated by Lessor) in accordance with this sub-clause (d) shall be paid promptly to the Lessee.

  9.7.   Additional Insurance.
         --------------------

     The Lessee agrees to procure any additional Insurances as at any time requested by the Lessor and Lessor agrees to reimburse the Lessee for the cost of, and all reasonable expenses incurred in obtaining, any such additional Insurances.

10.  INDEMNITY
     ---------

  10.1.  General
         -------

     The Lessee shall defend, indemnify and hold harmless the Indemnitees from and against any and all claims, proceedings, losses, liabilities, suits, judgments, costs, expenses, penalties or fines (each a "Claim") regardless of when the same is made or incurred, whether during or after the Term (but not before):

     a. that may at any time be suffered or incurred directly or indirectly as a result of or connected with possession, delivery, performance, management, registration, control, maintenance, condition, service, repair, overhaul, leasing, sub-leasing, use, operation or return of the Aircraft, any Engine or Part (either in the air or on the ground) whether or not the Claim may be attributable to any defect in the Aircraft, any Engine or any Part or to its design, testing, use or otherwise, and regardless of when the same arises or whether it arises out of or is attributable to any act or omission, negligent or otherwise, of any Indemnitee;

     b. that arise out of any act or omission that invalidates or that renders voidable any of the Insurances;

     c. that may at any time be suffered or incurred as a consequence of any design, article or material in the Aircraft, any Engine or any Part or its operation or use constituting an infringement of patent, copyright, trademark, design or other proprietary right or a breach of any obligation of confidentiality owed to any Person, but excluding any Claim to the extent that:

          i. it arises as a result of the willful misconduct or gross negligence of such Indemnitee;

          ii. it arises as a result of a breach by the Lessor of its express obligations under this Agreement or as a result of a representation or warranty given by the Lessor in this Agreement not being true and correct at the date when, or when deemed to have been, given or made;

          iii.   it constitutes a Lessor Tax or Lessor Lien;

          iv. it represents a Tax or loss of tax benefits (the Lessee's liabilities for which, to the extent thereof, are set out in Clauses 5.5, 5.6 and 5.8);

          v. it constitutes a cost or expense that is required to be borne by the Lessor in accordance with any other provision of this Agreement;

          vi. it results from any voluntary disposition by the Lessor of all or any part of its rights, title or interest in or to the Aircraft or under this Agreement, unless such disposition occurs as a consequence of an Event of Default; or

          vii. it is attributable to an event occurring after the Term unless the Claim results from or arises out of an act or omission by the Lessee, or any circumstance existing, during the Term.

  10.2.  Mitigation
         ----------

     a. The Lessor agrees that it shall, as soon as reasonably practicable after it becomes aware of any circumstances that would, or would reasonably be expected to, become the subject of a claim for indemnification pursuant to Clause 10.1, notify the Lessee in writing accordingly. The Lessor (and any other Indemnitee seeking indemnification, as the case may be) and the Lessee shall then consult with one another in good faith in order to determine what action (if any) may reasonably be taken to avoid or mitigate such Claim. The Lessee shall have the right to take all reasonable action (on behalf and, if necessary, in the name of the Lessor or such other Indemnitee) in order to resist, defend or settle (provided such settlement is accompanied by payment in full and requires no admissions or covenants by Lessor) any claims by third parties giving rise to such Claim, provided always that the Lessee shall not be entitled to take any such action unless adequate provision, reasonably satisfactory to the Lessor and such other Indemnitee, shall have been made in respect of the third party claim and the costs thereof. The Lessee or, if the Lessee's insurers have confirmed that the Claim is covered by Lessee's Insurances, the Lessee's insurers shall be entitled to select any counsel to represent it or them, the Lessor and such other Indemnitee in connection with any such action, subject in the case of Lessee to the approval of the Lessor and such other Indemnitee (such approval not to be unreasonably withheld) and any action taken by the Lessee shall be on a full indemnity basis in respect of the Lessor and such other Indemnitee.

     b. Any sums paid by the Lessee to the Lessor or any Indemnitee in respect of any Claim pursuant to Clause 10.1 shall be paid subject to the condition that, in the event that the Lessor or such Indemnitee is subsequently reimbursed in respect of that Claim by any other Person, the Lessor or such Indemnitee shall, provided no Default shall have occurred and be continuing, promptly pay to the Lessee an amount equal to the sum paid to it by the Lessee, including any interest on such amount to the extent attributable thereto and received by the Lessor or such Indemnitee, less any Tax payable by the Lessor or such Indemnitee in respect of such reimbursement.

     c. Upon the making of any indemnity payment pursuant to Clause 10.1, the Lessee, without any further action, shall be subrogated to any claims the Lessor may have relating thereto to the extent of such payment. The Lessor agrees to give such further assurances or agreements and to cooperate with the Lessee to permit the Lessee to pursue such claims, if any, to the extent reasonably requested by the Lessee and at the Lessee's sole cost and expense.

     d. In the event that the Lessee shall have paid an amount to the Lessor pursuant to Clause 10.1, and the Lessor subsequently shall be reimbursed in respect of such indemnified amount from any other person, the Lessor shall promptly (but not before the Lessee shall have made all payments then due to the Lessor under this Agreement) pay to the Lessee an amount equal to the amount of such reimbursement.

  10.3.  Duration
         --------

     The indemnities contained in this Agreement will survive and continue in full force after the Expiry Date.

11.  EVENTS OF LOSS
     --------------

  11.1.  Total Loss
         ----------

     a.   Pre-delivery:  If a Total Loss occurs prior to Delivery, this
          ------------
          Agreement will immediately terminate and, except as expressly stated in this Agreement, neither party will have any further obligation or liability under this Agreement except that the Lessor will return to the Lessee the Deposit and any other amounts paid by the Lessee to the Lessor with respect to the Aircraft prior to Delivery.

     b.   Post-delivery:  If a Total Loss occurs after Delivery, the Lessee will
          -------------
          pay to the Lessor (or any mortgagee designated by Lessor), no later than 90 days after the Total Loss Date (the "Settlement Date"), the Termination Value on the Settlement Date, less any portion of Basic Rent previously paid by the Lessee and corresponding to periods after the date of such payment, unless the Aircraft is restored to the Lessor or the Lessee within that period (or, in the case of a Total Loss coming within paragraph (c) of the definition of Total Loss and involving the loss of the Lessor's title to the Aircraft, if both the Aircraft and the Lessor's title thereto are restored to the Lessor or, in the case of the Aircraft, to the Lessee). The receipt by the Lessor (or any mortgagee designated by Lessor) of the insurance proceeds in respect of the Total Loss on or prior to the Settlement Date shall discharge the Lessee from its obligation to pay the Termination Value to the Lessor pursuant to this sub-clause (b), provided such proceeds are not less than an amount equal to the Termination Value less an amount equal to the portion of any Basic Rent previously paid by the Lessee and corresponding to periods after the date of such payment. In the event that the insurance proceeds are paid initially to the Lessee and not to the Lessor, they may be retained by the Lessee if the Lessee shall have paid the Termination Value, less an amount equal to the portion of any Basic Rent previously paid by the Lessee and corresponding to periods after the date of such payment, to the Lessor; otherwise, the Lessee shall pay the Termination Value, less an amount equal to the portion of any Basic Rent previously paid by the Lessee and corresponding to periods after the date of such payment, to the Lessor within two (2) Business Days following receipt by the Lessee of such proceeds. In the event that the Lessee pays the Termination Value, less an amount equal to the portion of any Basic Rent previously paid by the Lessee and corresponding to periods after the date of such payment, to the Lessor in accordance with this sub-clause (b), the Lessor shall promptly assign to the Lessee its rights under the Insurances to receive the insurance proceeds in respect of the Total Loss to the extent that such proceeds shall not have been paid to the Lessee. Subject to the rights of any insurers and reinsurers or other third parties, upon irrevocable payment in full to the Lessor of that amount and all other amounts then due and payable to the Lessor under this Agreement, the Lessor shall, without recourse or warranty (except as to the absence of Lessor Liens and as to good and marketable title), and without further act, be deemed to have transferred to the Lessee all of the Lessor's rights to any Engines or Parts not installed when the Total Loss occurred, all on an "as-is, where is" basis, and shall, at the Lessee's expense, execute and deliver such bills of sale and other documents and instruments as the Lessee may reasonably request to evidence (on the public record or otherwise) the transfer and the vesting of the Lessor's rights in such Engines and Parts in the Lessee, free and clear of all rights of the Lessor and any Lessor Liens.

     c.   Engine Loss:  Upon the occurrence of an Engine Loss (including, for
          -----------
          the avoidance of doubt, at a time when the Engine is not installed on the Airframe) in circumstances in which there has not also occurred a Total Loss, the Lessee shall give the Lessor written notice promptly upon becoming aware of the same and shall (unless the Lessor has received the insurance proceeds relating to such Engine Loss), within 90 days after the Engine Loss Date, convey or cause to be conveyed to the Lessor, as replacement for such Engine, title to a replacement engine that is in the same or better operating condition, has as many or more Flight Hours and Cycles available until the next scheduled checks, inspections, overhauls and shop visits and has the same or greater value and utility as the lost Engine and that complies with the conditions set out in Clause 8.13(a). The Lessee will at its own expense take all such steps and execute, and procure the execution of, all such instruments that are necessary to ensure that title to the replacement engine passes to the Lessor according to all applicable laws, and if requested by the Lessor, will provide evidence to the Lessor's reasonable satisfaction (including the provision, if required, to the Lessor of a legal opinion of counsel to Lessee reasonably satisfactory to Lessor) that title has so passed to the Lessor, whereupon the leasing of the replaced Engine the subject of the Engine Loss shall cease and title to such replaced Engine shall (subject to any salvage rights of insurers) vest in the Lessee pursuant to Clause 8.17(c). If the Lessor subsequently receives any insurance proceeds relating to such Engine Loss, the Lessor shall promptly remit such proceeds to the Lessee. No Engine Loss with respect to any Engine that is replaced in accordance with the provisions of this Clause 11.1(c) shall result in any increase or decrease in Basic Rent, the Agreed Value or the Termination Value.

  11.2.  Requisition
         -----------

     During any requisition for use or hire of the Aircraft, any Engine or Part that does not constitute a Total Loss:

     a. the Basic Rent and Supplemental Rent payable under this Agreement will not be suspended or abated either in whole or in part, and the Lessee will not be released from any of its other obligations under this Agreement (other than operational obligations with which the Lessee is unable to comply solely by virtue of the requisition); and

     b. so long as no Event of Default has occurred and is continuing, the Lessee will be entitled to any compensation payable by the requisitioning authority in respect of the Term. The Lessee will, as soon as practicable after the end of any such requisition, cause the Aircraft to be put into the condition required by this Agreement. The Lessor will be entitled to all compensation payable by the requisitioning authority in respect of any change in the structure, state or condition of the Aircraft arising during the period of requisition, and the Lessor will apply such compensation in reimbursing the Lessee for the cost of complying with its obligations under this Agreement in respect of any such change, but so that, if any Event of Default has occurred and is continuing, the Lessor may apply the compensation in or towards settlement of any amounts owing by the Lessee under this Agreement. All such sums shall be held by the Lessor.

12.  RETURN OF AIRCRAFT
     ------------------

  12.1.  Redelivery
         ----------

     On the Expiry Date or termination of the leasing of the Aircraft under this Agreement, the Lessee shall, unless a Total Loss has occurred, at its expense, redeliver the Aircraft and Aircraft Documents to the Lessor at the Redelivery Location in a condition complying with this Clause 12 and
     Schedule 5, free and clear of all Security Interests (other than Lessor Liens); provided, however, that if Lessor designates an alternate Redelivery Location in the continental United States of America then the Lessor shall reimburse the Lessee for the cost of a ferry flight from Mexico City International Airport (or such closer location at which Lessee has then placed the Aircraft) to such alternate Redelivery Location, provided, however, that if such cost is in excess of $10,000.00 any excess shall not be reimbursed and shall be borne by the Lessee.

  12.2.  Final Checks
         ------------

     Immediately prior to return of the Aircraft, Lessee shall perform the following:

     a. Lessee shall perform (or have performed by an Agreed Maintenance Performer) a full and complete zonal, systems and structural check ("C" or its equivalent), the work, if any, required to be performed within thirty (30) days thereafter in accordance with the heavy work cards, the corresponding lower checks ("A" and "B" or equivalent) and any other maintenance and inspections tasks that are a part thereof, all in accordance with the Agreed Maintenance Program. At return, the Airframe will have zero Flight Hours since such "C" check and any such heavy maintenance work, except for the acceptance flights and the ferry flight to the Redelivery Location. Lessee will also weigh the Aircraft. Lessee shall also perform during such check any other work reasonably requested by Lessor (and not otherwise required under this Agreement) so long as such work does not prevent Lessee from returning the Aircraft on the Expiry Date, and Lessor shall reimburse Lessee for the cost of such work based on its third-party labor rates. The Lessor shall indemnify and hold harmless the Lessee from and against any and all costs and expenses incurred by the Lessee in the event the performance of such additional work causes a delay in the return of the Aircraft.

     b. Lessee shall perform (or have performed by an Agreed Maintenance Performer) an internal and external corrosion inspection in accordance with the manufacturer's corrosion prevention and control program ("CPCP") specified for the model type and correct any discrepancies in accordance with the recommendations of the manufacturer and the manufacturer's structural repair manual ("SRM"). In addition, all inspected areas will be properly treated with corrosion inhibitor as recommended by the manufacturer.

     c.   With respect to the Engines:

          i. Lessee shall perform a videotape borescope inspection of the low pressure and high pressure compressors and the turbine area of the Engines. All items beyond the applicable Engine manufacturer's maintenance manual limits will be rectified at Lessee's sole cost and expense. No Engine will be "on watch" for any reason requiring special or out of sequence inspection.

          ii. In accordance with the applicable manufacturer's maintenance manual, Lessee shall perform a maximum power assurance run and condition, acceleration and bleed valve scheduling checks on the Engines, and Lessee will record and evaluate the Engine performance with Lessor and/or its representative entitled to be present. The performance and all operating parameters of each Engine will be within the limits specified in the Engine manufacturer's maintenance manual.

          iii. If the Engine historical and technical records and the condition trend monitoring data of any Engine or the APU indicate an abnormal acceleration (as determined with reference to the applicable maintenance manual) in the rate of deterioration in the performance of such Engine or APU, Lessee shall correct such conditions causing the accelerated rate of deterioration.

     d. Lessee shall remove its logo and exterior markings and shall repaint the Airframe white in accordance with the SRM and the paint manufacturer's instructions, avoiding any over-spray on other surfaces.

  12.3.  Final Inspection
         ----------------

     a. At least 45 days before the redelivery of the Aircraft, the Lessee will make available to the Lessor at its maintenance base (i) the Aircraft Documents, (ii) a current and complete copy of the Agreed Maintenance Program, (iii) a copy of all Engine and APU trend monitoring data, (iv) a written summary of all sampling programs involving or affecting the Aircraft, and (v) a copy of all other documentation and data reasonably requested by Lessor and required to be maintained by FAR Part 129 operators for review and inspection in order to prepare for the Final Inspection of the Aircraft and in order to facilitate the Aircraft's integration into any subsequent operator's fleet. The Lessor agrees that it will not disclose the contents of the Agreed Maintenance Program to any Person except to the extent necessary to monitor the Lessee's compliance with this Agreement and/or to bridge the maintenance program for the Aircraft from the Agreed Maintenance Program to another program after the Expiry Date.

     b. During the 30 days immediately prior to redelivery of the Aircraft, the Lessee will make the Aircraft available to the Lessor at the Lessee's maintenance base for inspection (the "Final Inspection") in order to verify that the condition of the Aircraft complies with this Agreement.

     c. At the request of Lessor, Lessee shall perform "bridging" maintenance procedures for the purpose of standardizing the Aircraft to the maintenance program of any subsequent operator of the Aircraft; provided, however, that Lessor shall pay to Lessee all costs and expenses incurred by the Lessee relating to the "bridging" procedures. The Lessor shall indemnify and hold harmless the Lessee from and against any and all costs and expenses incurred by the Lessee in the event the performance of such "bridging" causes a delay in the return of the Aircraft.

     d. The Lessor shall also be entitled, as part of the Final Inspection, to require the Lessee to perform an acceptance flight of up to two hours at the Lessee's cost (with up to three of the Lessor's representatives as on-board observers) and such further acceptance flights as may be necessary in the event that the first or subsequent flights do not confirm that the Aircraft complies with the requirements of this Agreement. The Lessee's pilots shall be in control of such acceptance flights at all times.

  12.4.  Non-Compliance
         --------------

     To the extent that, on the Expiry Date, the condition of the Aircraft does not comply with this Agreement, the Lessee shall at the option of the
     Lessor:

     a. immediately rectify the non-compliance and, to the extent the non-compliance extends beyond the Expiry Date due to acts or omissions of the Lessee, the Term will be automatically extended until the non-compliance has been rectified; or

     b. redeliver the Aircraft to the Lessor and indemnify the Lessor, and provide security reasonably acceptable to the Lessor for that indemnity, against the cost of putting the Aircraft into the condition required by this Agreement.

     During any extension of the Term pursuant to sub-clause (a), this Agreement will remain in full force and effect, including the obligation to pay rent (which Lessee shall pay at the rate of $5,500 per day weekly in arrears); provided, however, that Lessee shall not operate, or permit others to operate, the Aircraft after the Expiry Date except for acceptance flights pursuant to Clause 12.2 and a ferry flight to the Redelivery Location.

     c. The Lessor may require the Lessee to remove any Equipment Change that would diminish or impair the value, utility, condition or airworthiness of the Aircraft and to restore the Aircraft to its condition prior to that Equipment Change.

  12.5.  Export Documentation
         --------------------

     Upon redelivery and upon request by the Lessor, the Lessee shall provide to the Lessor all documents necessary to export the Aircraft from the State of Incorporation (including a valid and subsisting export license for the Aircraft).

  12.6.  Acknowledgment
         -------------

     Provided the Lessee has complied with its obligations under this Agreement, upon redelivery of the Aircraft by the Lessee to the Lessor at the Redelivery Location, the Lessor will deliver to the Lessee a written acknowledgment confirming that the Lessor is satisfied that the Aircraft is in the condition required by this Agreement and has been redelivered to the Lessor in accordance with this Agreement. Within one (1) Business Day of the delivery of such acknowledgment the Lessor shall return the balance, if any, of the Deposit to Lessee.

13.  DEFAULT
     -------

13.1.  Events
       ------

     Each of the following events will constitute an Event of Default and a repudiation of this Agreement by the Lessee:

     a.   Non-payment:  the Lessee fails to pay any amount of Basic Rent and
          -----------
          such failure continues for three Business Days after written notice from Lessor, or Lessee fails to pay any amount of Termination Value when due, or, after the Lessor gives written notice to the Lessee that Supplemental Rent is due, fails to make any payment of Supplemental Rent in accordance with the terms of this Agreement and such failure continues for 15 days; or

     b.   Insurance:  the Lessee fails to comply with any provision of clause 9
          ---------
          or any insurance required to be maintained under this Agreement is canceled or terminated; or

     c.   Breach:  the Lessee fails to comply with any other provision of this
          ------
          Agreement and the failure continues for 30 days after written notice from the Lessor to the Lessee, provided however, that, if such failure cannot reasonably be remedied within such 30 day period and the Lessee is diligently undertaking all necessary remedial action, the 30 day period shall be extended once for a further 30 days; or

     d.   Representation:  any representation or warranty made by the Lessee in
          --------------
          this Agreement or in any document or certificate furnished to the Lessor pursuant to or in connection with this Agreement is or proves to have been incorrect in any material respect when made and the Lessee's ability to comply with its obligations under this Agreement, and/or the Lessor's or any mortgagee 's rights, title and interest to and in the Aircraft and/or under this Agreement, are thereby materially and adversely affected and, if the effect of such misrepresentation is curable, shall not have been cured within thirty days after the Lessee's receipt of written notice thereof from the Lessor; or

     e.   Cross Default:
          -------------

          i. any Financial Indebtedness of the Lessee that exceeds $7,500,000 is not paid when due and any applicable grace period shall have expired;

          ii.    the security for any such Financial Indebtedness is enforced;
                 or

          iii. any material lease, conditional sale, installment sale or forward purchase agreement of the Lessee in respect of an aircraft is terminated as a consequence of an event of default or termination event (however described);

          provided always, in any such case, it shall not constitute an Event of Default under this Agreement:

          i. if the relevant Financial Indebtedness constitutes non-recourse borrowing or financing; or

          ii. if the non-payment, acceleration, termination or event in question is being contested by the Lessee in good faith and on reasonable grounds and any termination of agreement or enforcement of security through judicial process has been stayed by a court of competent jurisdiction; or

     f.   Approvals:  any consent, authorization, license, certificate or
          ---------
          approval of or registration with or declaration to any Government Entity in connection with this Agreement, including:

          i. any authorization required by the Lessee of, or in connection with, the execution, delivery, validity, enforceability or admissibility in evidence of this Agreement or the performance by the Lessee of its obligations under this Agreement; or

          ii. any airline license, air transport license, franchise, concession, permit, certificate, right or privilege required by the Lessee for the conduct of its business,

          is modified, withheld, revoked, suspended, canceled, withdrawn, terminated or not renewed, or otherwise ceases to be in full force and is not reissued, reinstated or renewed within 30 days, provided however that any such modification, withholding, revocation, suspension, cancellation, withdrawal, termination or non-renewal shall only constitute an Event of Default if it has a material adverse effect on the Lessee's ability to perform its obligations under this Agreement or the Lessor's rights, title and interest to and in the Aircraft or under this Agreement; or

     g.   Insolvency:
          ----------

          i. the Lessee is, or is deemed for the purposes of any relevant law to be, unable to pay its debts as they fall due or to be insolvent, or admits in writing its inability to pay its debts as they fall due (disregarding for that purpose any assumed, and not actual acceleration of such debts made solely for the purpose of complying with applicable accounting rules); or

          ii. the Lessee suspends making payments on all or any class of its debts or a moratorium is declared in respect of any of its indebtedness; or

     h.   Bankruptcy and Similar Proceedings:
          ----------------------------------

          i. Lessee shall consent to the appointment of a receiver, trustee or liquidator for itself or for a substantial part of its property and such appointment has a material adverse effect on the Lessee's ability to perform its obligations under this Agreement; or

          ii. Lessee shall file a voluntary petition in bankruptcy or a voluntary petition or answer seeking reorganization in a proceeding under any laws dealing with bankruptcy, concurso mercantil, insolvency, moratorium or creditors' rights generally (any or all of which are hereinafter referred to as "Bankruptcy Laws") or an answer admitting the material allegations of a petition filed against Lessee in any such proceeding, or Lessee shall by voluntary petition answer or consent to or seek relief under the provisions of any Bankruptcy Laws; or

          iii. any order, judgment or decree is entered by a court of competent jurisdiction appointing a receiver, trustee or liquidator of Lessee or a substantial part of its property and such appointment will have a material adverse effect on the Lessee's ability to perform its obligations under this Agreement, or ordering a substantial part of Lessee's property to be sequestered and such sequestering will have a material adverse effect on the Lessee's ability to perform its obligations under this Agreement, and such actions are instituted or done with the consent of Lessee or, if instituted by another Person, the order, judgment or decree is not dismissed, remedied or relinquished within 60 days; or

          iv. a petition against Lessee in a proceeding under any Bankruptcy Laws shall be filed and shall not be withdrawn or dismissed within 60 days thereafter, or if, under the provisions of any Bankruptcy Laws that may apply to Lessee, any court of competent jurisdiction shall assume jurisdiction, custody or control of Lessee or of any substantial part of its property and such assumption of jurisdiction, custody or control will have a material adverse effect on the Lessee's ability to perform its obligations under this Agreement and such jurisdiction, custody or control remains in force unrelinquished, unstayed or unterminated for a period of 60 days; or

          v. the Lessee enters into a concurso mercantil, composition, assignment or arrangement with any creditors of, or the reorganization, rehabilitation, administration, liquidation, or dissolution of, the Lessee; or

     i.   Unlawful:  it becomes unlawful for the Lessee to perform any of its
          --------
          material obligations under this Agreement or this Agreement becomes wholly or partly invalid or unenforceable, provided that any such partial invalidity or unenforceability shall only constitute an Event of Default if it has a material adverse effect on the Lessee's ability to perform its obligations under this Agreement or the Lessor's rights, title and interest in and to the Aircraft or under this Agreement; or

     j.   Suspension of Business:  the Lessee suspends or ceases to carry on a
          ----------------------
          substantial part of its business and such suspension or cessation of business will have a material adverse effect on the Lessee's ability to perform its obligations under this Agreement; or

     k.   Disposal:  the Lessee disposes of a substantial part of its assets and
          --------
          the disposal of such assets will have a material adverse effect on the Lessee's ability to perform its obligations under this Agreement, whether by one or a series of transactions, related or not, other than pursuant to a merger or consolidation as referred to in, and subject to, Clause 8.8(b) or for the purpose of any other reorganization or amalgamation the terms of which have received the previous consent in writing of the Lessor; or

     l.   Rights:  the existence, validity, enforceability or priority of the
          ------
          rights of the Lessor as owner and lessor in respect of the Aircraft is challenged by the Lessee or any other Person lawfully claiming by or through the Lessee; or

     m.   Change of Ownership:  any single Person or group of Persons acquire
          -------------------
          control, directly or indirectly, of the Lessee where such acquisition of control will have a materially adverse effect on the Lessee's ability to perform its obligations under this Agreement or the Lessor's rights, title and interest in and to the Aircraft or under this Agreement).

  13.2.  Rights
         ------

     If an Event of Default occurs, and for as long as it shall continue, the Lessor may at its option (and without prejudice to any of its other rights under this Agreement):

     a. treat such event as a repudiation by the Lessee of its obligations under this Agreement and by notice to the Lessee with immediate effect terminate the leasing of the Aircraft (but without prejudice to the continuing obligations of the Lessee under this Agreement), whereupon all rights of the Lessee under this Agreement shall cease; and/or

     b. proceed by appropriate court action or actions to enforce performance of this Agreement or to recover damages for the breach of this Agreement; and/or

     c.   either:

          i. take possession of the Aircraft, for which purpose the Lessor may enter any premises belonging to, occupied by or under the control of the Lessee (for which purpose the Lessee hereby grants to the Lessor an irrevocable license to the extent permitted by applicable law) where the Aircraft may be located, or cause the Aircraft to be redelivered to the Lessor at the Redelivery Location; or

          ii. by serving notice, require the Lessee to redeliver the Aircraft to the Lessor at the Redelivery Location.

  13.3.  Repossession and Removal
         ------------------------

     If an Event of Default occurs, and for as long as it shall continue, the Lessor may sell or otherwise deal with the Aircraft as if this Agreement had never been made and the Lessee will, at the request of the Lessor, take all steps necessary to return the Aircraft to Lessor, including if requested by Lessor to export the Aircraft from the country where the Aircraft is for the time being situated, and any other steps necessary to enable the Aircraft to be redelivered to the Lessor in accordance with this Agreement.

  13.4.  Default Payments
         ----------------

     If an Event of Default occurs, the Lessee will indemnify the Lessor on demand against any loss, damage, expense, cost or liability which the Lessor may sustain or incur directly or indirectly as a result, including:

     a. in the event that the Aircraft has not been sold, upon written notice from Lessor to Lessee specifying a payment date not earlier than 15 days from the date of such notice, as liquidated damages for loss of a bargain and not as a penalty (in lieu of the Basic Rent for the Aircraft due for periods commencing after the date specified for payment in such notice), any unpaid Basic Rent due for periods prior to and including the period ending with the payment date specified in such notice plus an amount (together with interest, if any, at the Default Rate on the amount of any such unpaid Basic Rent and on such specified amount from the respective due dates to and including the actual date of payment) equal to the excess, if any, of (i) the Termination Value computed as of the Rent Date immediately preceding the date specified for payment in such notice, over (ii) the fair market sales value of the Aircraft; for purposes hereof, the "fair market sales value" of the Aircraft shall be as specified in an appraisal by a recognized independent aircraft appraiser chosen by the Lessor;

     b. in the event that the Aircraft is sold, the amount (if any) by which the aggregate of (i) the net sale proceeds (calculated on an after-tax basis by deducting the costs of sale, including the loss or recapture of the Lessor's tax benefits, if any, together with the cost of preparing the Aircraft for sale, and the repayment of any outstanding indebtedness in relation to the financing of the Aircraft) plus (ii) the present value of the anticipated after-tax net income to be derived from such net sale proceeds up to the scheduled Expiry Date, discounted on a monthly basis using 9.0% per annum as the discount rate, are less than the Termination Value computed as of the Rent Date immediately preceding the date of sale;

     c. any amount of principal, interest, fees or other sums whatsoever paid or payable on account of funds borrowed in order to carry any amount unpaid by the Lessee; and

     d. any loss, premium, penalty or expense that may be incurred in repaying funds raised to finance the Aircraft or in unwinding any swap, forward interest rate agreement or other financial instrument relating in whole or in part to the Lessor's financing of the Aircraft.

     For the avoidance of doubt, the provisions of Clause 5.9 will apply to any sums payable by the Lessee pursuant to this Clause 13.4.

14.  ASSIGNMENT and TRANSFER
     -----------------------

  14.1.  No Assignment by Lessee
         -----------------------

     The Lessee will not assign or create or permit to exist any Security Interest over any of its rights under this Agreement, except as expressly permitted hereunder, including under Clause 8.5 hereof.

  14.2.  Lessor Assignment
         -----------------

     The Lessor may sell, assign or transfer all or any of its rights under this Agreement and in the Aircraft (a "Transfer") and the Lessor will, other than in the case of an assignment for security purposes, have no further obligation under this Agreement following a Transfer but, notwithstanding any Transfer, will remain entitled to the benefit of each indemnity under this Agreement.

     a.   In connection with any Transfer, the following conditions shall apply:

          i. Lessor shall give Lessee written notice of such Transfer at least ten Business Days before the date of such Transfer, specifying the name and address of the proposed purchaser, assignee or transferee (the "Transferee");

          ii. the Transfer will not adversely affect the Lessee's rights and interests in the Aircraft and/or this Agreement, nor subject the Lessee to any Tax or Claim or any other obligation or liability to which it would not have been subject had such assignment or transfer not taken place;

          iii. the Transferee will have full corporate power and authority to enter into and perform the transactions contemplated by this Agreement on the part of "Lessor";

          iv. on the Transfer date the Lessor and the Transferee shall enter into an agreement or agreements in which the Transferee confirms that it shall be deemed a party to this Agreement and agrees to be bound by all the terms of, and to undertake all of the obligations of, the Lessor contained in this Agreement;

          v. either (x) the Transferee shall be a financial institution, a corporation or a partnership having experience in aircraft leasing and with a net worth of U.S. $10,000,000 (United States Dollars Ten Million) and shall not be an entity operating or having a bona fide intent to operate on the same routes as the Lessee; or (y) the Lessee has given its prior written consent to such assignment (which consent shall not be unreasonably withheld or delayed);

          vi. in connection with such assignment, the Aircraft may be registered in the jurisdiction where it is registered prior to such assignment under the relevant laws and rules and regulations of such jurisdiction;

          vii. the Lessor shall pay all reasonable, out-of-pocket costs and expenses (including, without limitation, reasonable legal fees and registration costs) imposed on or incurred by the Lessee as a result of the entering into of such assignment.

     b. Upon any Transfer, the Transferee shall be deemed Lessor for all purposes of this Agreement, each reference in this Agreement to the "Lessor" shall thereafter be deemed for all purposes to refer to the Transferee, and the transferor shall be relieved of all obligations of the "Lessor" under this Agreement arising after the time of such Transfer except to the extent attributable to acts or events occurring prior to the time of such Transfer.

     c. Upon compliance by Lessor and a Transferee with the terms and conditions of Clause 14.2(a), Lessee shall at the time of Transfer, at the specific written request and at the sole cost and expense of
          Lessor:

          i. execute and deliver to Lessor and to such Transferee an agreement, in form and substance satisfactory to Lessor, Lessee and such Transferee, dated the date of such transfer, consenting to such transfer, agreeing to pay all or such portion of the Basic Rent and other payments under this Agreement to such Transferee or its designee as such Transferee shall direct, and agreeing that such Transferee shall be entitled to rely on all representations and warranties made by Lessee in this Agreement or in any certificate or document furnished by Lessee in connection with this Agreement as though such Transferee was the original "Lessor";

          ii. deliver to Lessor and to such Transferee a certificate, signed by a duly authorized officer or Lessee, dated the date of such transfer, to the effect that no Event of Default has occurred and is continuing or, if one is then continuing, describing such Event of Default;

          iii. cause to be delivered to Lessor and such Transferee certificates of insurance (and where appropriate certificates of reinsurance) and broker's (and any reinsurance brokers') letter of undertaking substantially in the form set out in Parts 2 and 3 of Schedule 6, detailing the coverage and confirming the insurers' (and any reinsurers') agreement to the specified insurance requirements of this Agreement and listing the Lessor and Transferee as additional insureds and the Transferee as sole loss payee (subject to other direction by the Lessor);

          iv. deliver to Lessor and to such Transferee an opinion of Lessee's chief internal counsel to the effect that such Transferee may rely on the opinion delivered by such counsel or its predecessor counsel in connection with this Agreement on the Delivery Date with the same force and effect as if such Transferee was an original addressee of such opinion when given;

          v. deliver to Lessor and such Transferee information on the location of the Airframe and Engines at all times requested by Lessor in order to permit the Transfer to take place at a time and on a date so as to eliminate or minimize any Taxes applicable to the Transfer; and

          vi. such other documents as Lessor or such Transferee may reasonable request, so long as such documents do not adversely affect the rights or obligations of Lessee under this Agreement or otherwise adversely affect Lessee.

  14.3.  Grants of Security Interests
         ----------------------------

     The Lessor shall be entitled at any time after Delivery to grant a security interest in the Aircraft or its right, title and interest in this Agreement (each, a "Mortgage") in favor of any Person (each, a "Mortgagee"). In the case of any such grant by Lessor of a Mortgage to a Mortgagee in all or any portion of Lessor's rights, title and interest in and to the Aircraft and this Agreement, Lessee shall promptly, at the specific written request and at the sole cost and expense of Lessor:

     a. execute and delivery to Lessor and to such Mortgagee an agreement, in form and substance satisfactory to Lessor, such Mortgagee and Lessee, dated the date of the grant of such Mortgage, (i) consenting to such Mortgage and to any assignment of Lessor's rights, title and interest in and to this Agreement to such Mortgagee for security purposes, (ii) if requested in writing by Lessor, agreeing that Lessee will pay the Basic Rent and other payments under this Agreement to such Mortgagee, and (iii) agreeing that such Mortgagee shall be entitled to rely on all representations and warranties made by Lessee in this Agreement or in any certificate or document furnished by Lessee in connection with this Agreement as though such Mortgagee was originally the "Lessor";

     b. execute and deliver to Lessor and such Mortgagee such agreements as the Lessor may reasonably require for the purposes of effecting all necessary amendments to this Agreement (including Clauses 8, 9 and 10 and Schedule 6);

     c. deliver to Lessor and such Mortgagee a certificate, signed by a duly authorized officer of Lessee, dated the date of the grant of the Mortgage, to the effect that no Event of Default has occurred and is continuing or, if one is then continuing, describing such Event of Default;

     d. cause to be delivered to Lessor and such Mortgagee certificates of insurance (and where appropriate certificates of reinsurance) and broker's (and any reinsurance brokers') letter of undertaking substantially in the form set out in Parts 2 and 3 of Schedule 6, detailing the coverage and confirming the insurers' (and any reinsurers') agreement to the specified insurance requirements of this Agreement, adding such Mortgagee as an additional insured and, if requested by Lessor, listing such Mortgagee as sole loss payee;

     e. deliver to Lessor and such Mortgagee an opinion of Lessee's chief internal counsel to the effect that such Mortgagee may rely on the opinion delivered by such counsel or its predecessor counsel in connection with this Agreement on the Delivery Date with the same force and effect as if such Mortgagee was an original addressee of such opinion when given; and

     f. such other documents as Lessor or such Mortgagee may reasonably request so long as such documents do not adversely affect the rights or obligations of Lessee under this Agreement or otherwise adversely affect Lessee.

  14.4.  Sale and Leaseback by Lessor
         ----------------------------

     In addition to the Transfers and grants of Security Interests permitted by Clauses 14.2 and 14.3, Lessor shall be entitled to transfer its right, title and interests in and to the Aircraft to any Person and lease the Aircraft from such Person (a "Head Lessor"), and in such event Lessor shall retain its rights and obligations as the "Lessor" under this Agreement. In the event of such a sale and lease-back by Lessor, (a) the Lessor shall be entitled to assign its rights in this Agreement to such Head Lessor as security for its obligations under the lease from the Head Lessor (the "Head Lease"), (b) the Head Lessor shall be entitled to grant a Mortgage covering the Aircraft and this Agreement, (c) at the sole cost and expense of Lessor, Lessee shall execute and deliver to Lessor, such Head Lessor and such Mortgagee, as appropriate, the documents specified in Clauses 14.2(c)(i) through (vi) and Clauses 14.3(a) through (f) above, and Lessee shall cooperate with Lessor to make such other changes to this Agreement, such as including such Head Lessor and such Mortgagee as additional insureds and "Indemnitees", as Lessor may reasonably request so long as such changes do not adversely affect the rights or obligations of Lessee under this Agreement or otherwise adversely affect Lessee.

  14.5.  Further Acknowledgments
         -----------------------

     Lessee further acknowledges that any Transferee or Mortgagee shall in turn have the rights of, and be subject to the conditions to, transfer and grants of Security Interests set forth above in this Clause 14.

  14.6.  Certain Protections for Lessee's Benefit
         ----------------------------------------

     The rights of Lessee under this Agreement shall be superior to the rights of any Mortgagee or Head Lessor, and the Lessor shall require each Mortgagee and Head Lessor to agree in writing with the Lessee that such Mortgagee's and Head Lessor's rights in and to the Aircraft shall be subject to the terms of this Agreement, including to the Lessee's rights to the quiet use, possession and enjoyment provisions contained in this Agreement. Except as expressly set forth in this Agreement, no Mortgage or Head Lease shall increase the responsibilities, obligations or liabilities (including with respect to Taxes) of the Lessee or deprive the Lessee of any of its rights or privileges under this Agreement (including the right to register the Aircraft in the State of Registration). The Lessor's obligations to perform the terms and conditions of this Agreement shall remain in full force and effect notwithstanding the creation of any Mortgage or Head Lease. Lessor shall not create any Mortgage or enter into any Head Lease that violates the terms of this Clause 14.6.

15.  MISCELLANEOUS
     -------------

  15.1.  Waivers; Remedies Cumulative
         ----------------------------

     The rights of either party under this Agreement:

     a.   may be exercised as often as necessary;

     b.   are cumulative and not exclusive of that party's rights under any law;
          and

     c.   may be waived only in writing and specifically.

     Delay in exercising or non-exercise of any such right is not a waiver of that right.

15.2.  Delegation
       ----------

     The Lessor may delegate to any Person or Persons all or any of the trusts, powers or discretions vested in it by this Agreement and any such delegation may be made upon such terms and conditions and subject to such regulations (including power to sub-delegate) as the Lessor in its absolute discretion thinks fit; provided, that any such delegation shall be subject to the conditions set forth in Clause 14.2(a).

15.3.  Certificates
       ------------

     Except where expressly provided in this Agreement, any certificate or determination by the Lessor as to any rate of interest or as to any other amount payable under this Agreement will, in the absence of manifest error, be conclusive and binding on the Lessee.

15.4.  Appropriation
       -------------

     If any sum paid or recovered in respect of the liabilities of the Lessee under this Agreement is less than the amount then due, the Lessor may apply that sum to amounts due under this Agreement in such proportions and order and generally in such manner as the Lessor may determine.

15.5.  Currency Indemnity
       ------------------

     a. If the Lessor receives an amount in respect of the Lessee's liability under this Agreement or if such liability is converted into a claim, proof, judgment or order in a currency other than the currency (the "contract currency") in which the amount is expressed to be payable under this Agreement:

          i. the Lessee will indemnify the Lessor, as an independent obligation, against any loss arising out of or as a result of such conversion;

          ii. if the amount received by the Lessor, when converted into the contract currency (at the market rate at which the Lessor is able on the relevant date to purchase the contract currency in New York City with that other currency) is less than the amount owed in the contract currency, the Lessee will, forthwith on demand, pay to the Lessor an amount in the contract currency equal to the deficit; and

          iii. the Lessee will pay to the Lessor on demand any exchange costs and Taxes (other than Lessor Taxes) payable in connection with the conversion.

     b. The Lessee waives, to the extent permitted by applicable law, any right it may have in any jurisdiction to pay any amount under this Agreement in a currency other than that in which it is expressed to be payable.

15.6.  Severability
       ------------

     If a provision of this Agreement is or becomes illegal, invalid or unenforceable in any jurisdiction, that will not affect:

     a. the legality, validity or enforceability in that jurisdiction of any other provision of this Agreement; or

     b. the legality, validity or enforceability in any other jurisdiction of that or any other provision of this Agreement.

15.7.  Remedy
       ------

     If the Lessee fails to comply with any provision of this Agreement, the Lessor may, without being in any way obliged to do so or responsible for so doing and without prejudice to the ability of the Lessor to treat the non-compliance as a Default, effect compliance on behalf of the Lessee, whereupon the Lessee shall become liable to pay immediately any sums expended by the Lessor together with all costs and expenses (including reasonable legal costs) necessarily incurred in connection therewith.

15.8.  Expenses
       --------

     Each party shall bear its own expenses incurred or payable in connection with the negotiation, preparation and execution of this Agreement, and shall share the fees and expenses of special FAA counsel retained by Lessor and Lessee.

15.9.  Time of Essence
       ---------------

     The time stipulated in this Agreement for all payments payable by the Lessee to the Lessor and for the performance of the Lessee's other obligations under this Agreement will be of the essence of this Agreement (subject always to any applicable grace period).

15.10. Notices
       -------

     a. All notices and other communications given under or in connection with this Agreement shall be in writing (including telefax) and in English, and shall be deemed to have been received as follows:

          i. If sent by telefax, at the time of receipt by the sender of a transmission report indicating that all pages of the telefax transmission were properly transmitted (unless the recipient notifies the sender promptly, or if received after 5:30 p.m. local time, by no later than 10:00 a.m. local time the following Business Day, that the transmission was incomplete or illegible, in which case the telefax shall be deemed to have been received at the time of receipt by the sender of a further clear transmission report on re-transmitting the telefax), provided the relevant telefax transmission (or retransmission, as the case may be) was transmitted to the receiver between 9:00 a.m. and 5:30 p.m. local time. If it was transmitted later, then it shall be deemed to have been received at 9:00 a.m. local time on the succeeding Business Day.

          ii. In any other case, when delivered to the address specified in Clause 15.10(b).

     b. All such notices, requests, demands and other communications shall be sent:

          i.   if to the Lessor, to it at:  Investors Asset Holding Corp.
                                            200 Nyala Farms
                                            Westport, CT 06880
                                            Attention: James Coyne
                                            Telefax No.: +1-203-341-9988

                                            with copies to:

                                            Sigma Aircraft Management LLC
                                            232 East 50th Street
                                            New York, NY 10022
                                            Attention: Jan Melgaard, President
                                            Telefax No.: +1-212-752 9801

          ii.  if to the Lessee, to it at:  Paseo de la Reforma 445, Piso 10
                                            Mexico City
                                            Mexico D.F.  06500
                                            Attention: Director of Finance
                                            Telefax No.: +011-552-133-4606

          or to such other address or telefax number as shall have been notified by one party to the other in the manner set out in this Clause 15.11.

15.11. Law and Jurisdiction
       --------------------

     a. THIS AGREEMENT SHALL, IN ALL RESPECTS, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS ENTERED INTO IN THE STATE OF NEW YORK BY RESIDENTS OF SUCH STATE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE WITHOUT REGARD TO ANY OTHERWISE APPLICABLE PRINCIPLES OF CONFLICTS OF LAWS (OTHER THAN
          SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW). The United Nations Convention on Contracts for the International Sale of Goods shall not apply to this Agreement.

     b. The Lessor and the Lessee hereby irrevocably agree to submit to the non-exclusive jurisdiction of the United States District Court for the Southern District of New York and the Supreme Court of the State of New York located in the Borough of Manhattan, County of New York (the "Agreed Courts") in the event of any claims or disputes arising under this Agreement. Such submission to jurisdiction shall not be construed so as to limit the right of either party to take proceedings against the other in whatsoever jurisdiction shall to it seem fit nor shall the taking of proceedings in any one or more jurisdictions preclude the taking of proceedings in any other jurisdiction, whether concurrently or not. Final judgment against Lessor or Lessee in any such suit shall be conclusive and may be enforced in any other jurisdiction by suit on the judgment or as otherwise permitted by applicable law, a certified or true copy of which shall be conclusive evidence of the facts and of the amount of any indebtedness or liability of Lessor or Lessee. Each of Lessor and Lessee hereby irrevocably waives any objection which it may now or hereafter have to the laying of venue in any suit, action or proceeding brought in any Agreed Court, and irrevocably waives any claim that any such suit, action or proceeding brought in any Agreed Court has been brought in an inconvenient forum.

     c. THE LESSEE AND THE LESSOR HEREBY WAIVE TRIAL BY JURY IN ANY JUDICIAL PROCEEDING TO WHICH THEY ARE PARTIES INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER ARISING OUT OF OR RELATING TO THIS AGREEMENT.

     d. Without prejudice to any other mode of service, the Lessee (i) appoints CT Corporation System, 1633 Broadway, New York, New York 10019, as its agent for service of process relating to any proceedings before the Federal and State courts of New York in connection with this Agreement and agrees to maintain a process agent in New York City, and (ii) agrees that any failure by the process agent to notify the Lessee of the process shall not invalidate the proceedings concerned.

15.12. Sole and Entire Agreement
       -------------------------

     This Agreement, and a Delivery and Discrepancy Procedures Agreement of even date herewith, are the sole and entire agreements between the Lessor and the Lessee in relation to the leasing of the Aircraft, and supersede all previous agreements in relation to that leasing. The terms and conditions of this Agreement can only be varied by an instrument in writing executed by both parties or by their duly authorized representatives.

15.13. Indemnities
       -----------

     All rights expressed to be granted to each Indemnitee under this Agreement are given to the Lessor as agent for and on behalf of that Indemnitee.

15.14. Counterparts
       ------------

     This Agreement may be executed, manually or by telefacsimile signatures, in counterparts each of which will constitute one and the same document.

15.15. Confidentiality
       ---------------

     Neither the Lessor nor the Lessee shall, without the other's prior written consent, communicate or disclose the terms of this Agreement or any information or documents furnished pursuant to this Agreement (except to the extent that the same are within the public domain) to any third party (other than any prospective Transferee, Mortgagee or Head Lessor, the respective external legal advisers, auditors, insurance brokers or underwriters of Lessor, Lessee and such parties, the Manufacturer and the Engine Manufacturer); provided however that disclosure will be permitted, to the extent required:

     a.   pursuant to an order of any court of competent jurisdiction; or

     b. pursuant to any procedure for discovery of documents in any proceedings before any such court; or

     c.   pursuant to any law or regulation having the force of law; or

     d. pursuant to a lawful requirement of any authority with whose requirements the disclosing party is legally obliged to comply; or

     e.   in order to perfect any assignment of any assignable warranties.

                            [signature page follows]

          IN WITNESS WHEREOF Lessor and Lessee have executed this Lease Agreement on the date shown at the beginning of this Agreement.

                                    INVESTORS ASSET HOLDING CORP., not in its individual capacity except as set forth in this Agreement but as owner trustee pursuant to the Trust Agreement


                                    By:__________________________________
                                    Name:
                                    Title:

                                    AEROVIAS de MEXICO, S.A. de C.V.


                                    By:__________________________________
                                    Name:
                                    Title:


                                    By:__________________________________
                                    Name:
                                    Title:

     This is the "Original Executed Counterpart" of this Lease Agreement received this 7th day of September, 2000 by the undersigned.

                                    CL/PK FUNDING TRUST

                                       BY:  PK AIRFINANCE S.A., NEW
                                            YORK BRANCH, as Servicer

                                  By:_________________________________
                                  Name:
                                  Title:
                        SCHEDULE 1 -- TERMINATION VALUE

                              (Termination Value)

[The information contained in this Schedule has been omitted from the FAA filing counterpart of this Agreement as such information is confidential and proprietary.]

                     SCHEDULE 2 -- DESCRIPTION OF AIRCRAFT

                                    Part 1

                           (Aircraft Specifications)

Manufacturer: Boeing/McDonnell Douglas
Model: MD-82
Manufacturer's Serial No: 49150
U.S. Registration No.: N491SH
Configuration: 141Y
Engine Type: JT8D-219
Engine Serial Numbers: 718165 and 708529

                                    Part 2

                             (Aircraft Documents)

1. FAA Approved Flight Manual
2. Flight Crew Operations Manual
3. Last W&B Report
4. System Schematic Manual
5. Copy of Prior Operator Maintenance Program
6. Loose Equipment and Emerg. Location Chart
7. All Maint. Insp. Checks and Logs
8. Total Airframe Time and Cycles
9. Engine Total Time and Cycles and Eng. Disks records
10. Time & Cycles on LLP for Engines
11. Summary of AD's A/C, APU, Appliances Terminated/Repetitive
12. Copy of AD's Job Card, EO, etc. (except for AD's reported)
13. List of SB's and AOL accomplished
14. List of Operator EO's
15. Engine OH times & records
16. Maintenance Shop Visit, Work Packages for Engines
17. List of Major Structures Repairs
18. Aircrcraft external repairs damage table
19. Engineering Orders
20. Galleys (SELL) Manual

                    SCHEDULE 3 -- CERTIFICATE OF ACCEPTANCE

          This Certificate of Acceptance is delivered on the date set forth in paragraph 1 below by Aerovias de Mexico, S.A. de C.V. (the "Lessee") to Investors Asset Holding Corp., not in its individual capacity except as set forth in this Agreement but as owner trustee pursuant to the Trust Agreement (the "Lessor") pursuant to the Lease Agreement, dated September 7, 2000, between the Lessor and the Lessee (the "Agreement"). Capitalized terms used but not defined in this Certificate of Acceptance shall have the meaning given to such terms in the Agreement.

1.   Details of Acceptance.

     The Lessee hereby confirms to the Lessor that the Lessee has at 1:10 p.m. local time on this 8th day of September, 2000, in the airspace of the State of Arizona, accepted the following, in accordance with the provisions of the Agreement and the Annex attached hereto:

     (a) Airframe: Boeing/McDonnell Douglas MD-82 airframe, Manufacturer's Serial 49150, U.S. Registration No. N491SH;

     (b) Engines: two Pratt & Whitney JT8D-219 Engines, bearing Manufacturer's Serial Nos. 718165 and 708529;

     (c) All Parts installed on, attached to or appurtenant to the Airframe and Engines; and

     (d)  Aircraft Documents as specified in Schedule 2 - Part 2 of the
          Agreement.

2. Lessee's Confirmation. The Lessee confirms to the Lessor that as at the time indicated above, being the time of Delivery:

     (a) the Lessee's representations and warranties contained in Clauses 2.1 and 2.2 (other than Clause 2.2(c)) of the Agreement are hereby repeated;

     (b)  the Aircraft is insured as required by the Agreement; and

     (c) the Aircraft and Aircraft Documents have been made available for inspection by Lessee to Lessee's satisfaction prior to this date, Lessee has performed such inspections as it deems necessary and, pursuant to such inspections, all of the Aircraft and the Aircraft Documents are in acceptable condition for Lessee to enter into this Certificate of Acceptance, to take Delivery of the Aircraft and Aircraft Documents and to lease the Aircraft and Aircraft Documents pursuant to the Agreement.

3. Lessor's Confirmation. The Lessor confirms to the Lessee that, as at the time indicated above, being the time of Delivery, the Lessor's representations and warranties contained in Clause 2.4 of the Agreement are hereby repeated.

IN WITNESS WHEREOF Lessor and Lessee have executed this Certificate of Acceptance on the date shown at the beginning of this Agreement.

                              INVESTORS ASSET HOLDING CORP.,
                              as Owner Trustee



                              By:_________________________________
                              Name:
                              Title:



                              AEROVIAS de MEXICO, S.A. de C.V.



                              By:_________________________________
                              Name:
                              Title:



                              By:_________________________________
                              Name:
                              Title:

                                                                         ANNEX 1

                        MAINTENANCE STATUS AT DELIVERY

                            DATE: September 7, 2000


AIRFRAME TIME:

     Total Flight Hours  [         ]
     Total Cycles        [         ]

AIRFRAME LIMITS:

     Type of Check:
     Check Interval:
     Time Since Last Check:

ENGINE DATA:

     Position                                      No. 1           No. 2
     Type                                          JT8D-219        JT8D-219
     Serial Number                                 718165          708529

     Total Flight Hours:                       [               ][           ]
     Total Cycles:                             [               ][           ]
     Flight Hours Since Last Shop Visit:       [               ][           ]
     Cycles Since Last Shop Visit:             [               ][           ]
     Flight Hours to Next Hard Limit:          [               ][           ]
     Cycles to Next Hard Limit:                [               ][           ]

APU:

     Type:                                                     [            ]
     Serial Number:                                            [            ]
     Total Flight Hours:                                       [            ]
     Total Cycles:                                             [            ]
     Flight Hours Since Last HSI Inspection:                   [            ]
     Cycles Since Last HSI Inspection:                         [            ]
     Flight Hours Remaining on Turbine and Compressor LLPs:    [            ]
     Cycles Remaining on Turbine and Compressor LLPs:          [            ]

LANDING GEAR LIMITS:

     Position:                    Nose         Left        Right
     Overhaul Interval:
     Time Since Overhaul:
     Time to Next Overhaul:

                      SCHEDULE 4 -- CONDITION AT DELIVERY



          The Aircraft and the Aircraft Documents shall conform to the following on the Delivery Date:

          (1) The Aircraft shall be clean in accordance with standard international airline practices. The cockpit shall be "touched-up" in accordance with standard international airline practices and shall have all necessary placards.

          (2) The Aircraft shall have installed the full complement of engines and other equipment, parts, components, accessories, furnishings and loose equipment as when redelivered by Finnair Oyj (the "Prior Operator") to the Lessor, each such item properly functioning in accordance with its intended use.

          (3) The Aircraft shall comply with all outstanding FAA Airworthiness Directives affecting the Aircraft which by their terms require compliance on or before September 1, 2000.

          (4) The Aircraft shall have a current and valid U.S. Standard Transport Category Certificate of Airworthiness.

          (5) The Aircraft shall be in good operating condition, ordinary wear and tear excepted. All temporary fuselage skin repairs shall have been made permanent.

          (6) The Aircraft fuselage shall have been stripped and repainted white in accordance with standard industry practices.

          (7) The Aircraft will meet the noise compliance requirements of FAA regulations found at 14 C.F.R. Part 36, Appendix C, Stage 3 (but only to the extent such regulations were in effect on June 8, 1994) without waiver or restriction.

          (8) In addition to compliance with all service bulletins which are mandated by FAA regulations and airworthiness directives, compliance with which is required by Clause (3) of this Schedule 4, the Aircraft shall be in compliance with all mandatory service bulletins issued by the Manufacturer, the Engine Manufacturer or any parts manufacturer which by their terms require compliance on or by September 1, 2000.

          (9) The Aircraft shall comply with the corrosion prevention and treatment cards prescribed in the Prior Operator's maintenance program.

          (10) The Aircraft shall be in substantially the same configuration (including, but not limited to, interior seating configuration, galleys and lavatories) as when the Aircraft was originally redelivered from the Prior Operator to the Lessor.

          (11) Neither the Aircraft nor any Engine shall have any open, deferred, continued, carry over or placarded log book items.

          (12) The Aircraft shall have received a complete "D" check (or its equivalent) immediately prior to the Aircraft being returned in accordance with the Prior Operator's maintenance program, subject to the passage of time and ferry and test flights.

          (13) Aircraft Documents shall consist of those items listed in Part 2 of Schedule 2, which items shall be complete, including the original aircraft records and documents delivered by the Manufacturer, the Engine Manufacturer and any parts manufacturer, and shall be in English or as documented by the historical operators and maintenance contractors and otherwise acceptable to the FAA. Lessor shall deliver one set of operational and maintenance documentation (including the FAA approved flight manual, aircraft operations manual, maintenance manual, wiring diagram and parts catalogue, updated to reflect any changes required by manufacturer or regulatory authority).

          (14)  (a)   Each Engine shall have just completed a hot (including
burner cans) and cold section video borescope inspection, a copy of which shall be provided to Lessee.

                (b) No Engine shall be "on watch" for excessive oil consumption, high Exhaust Gas Temperature or for any reason requiring any special or out of sequence inspection.

          (15) Each time controlled, cycle controlled or calendar controlled component on the Aircraft, excluding the engines (but including any time controlled components thereon), shall have a minimum of 3,000 hours, 3,000 cycles or twelve months remaining (whichever is most limiting) until the next regularly scheduled overhaul, except that calendar controlled components which have a life of twelve months or less shall have 100% of the life remaining on such components at the time the Aircraft is redelivered from the Prior Operator.

          (16) All fluid reservoirs (including fuel, oil, oxygen, hydraulic and water) will be full and the waste tank serviced in accordance with the manufacturer's instructions.

          (17) The Lessor shall have provided the Lessee with a satisfactory acceptance flight of up to two hours at the Lessor's cost (with up to three of the Lessee's representatives on board as observers) and such further acceptance flights as may be necessary in the event the first such flight or subsequent flights do not confirm that the Aircraft complies with the delivery requirements of this Agreement.

                SCHEDULE 5 -- OPERATING CONDITION AT REDELIVERY


[The information contained in this Schedule has been omitted from the FAA filing counterpart of this Agreement as such information is confidential and proprietary.]

                      SCHEDULE 6 -- INSURANCE PROVISIONS

                                    Part 1

                            (Insurance Requirements)

1.   The Insurances required to be maintained are as follows:

     (a) HULL "ALL RISKS" of Loss or Damage while flying and on the ground with respect to the Aircraft for the Agreed Value and with a deductible not exceeding $250,000 (such deductible being protected by separate insurance to pay up to $200,000 in excess of the first $50,000 thereof, subject to any aggregate limit stipulated in such insurance).

     (b) HULL WAR AND ALLIED PERILS, covering those risks excluded from the Hull "All Risks" Policy to the extent such coverage is available from the leading international insurance markets, including confiscation and requisition by the State of Registration, for the Agreed Value;

     (c) "ALL RISKS" PROPERTY INSURANCE (INCLUDING WAR AND ALLIED RISK except when on the ground or in transit other than by air or sea) on all Engines and Parts when not installed on the Aircraft (to the extent not covered under the Aircraft hull insurances described in paragraphs
          (a) and (b) above), including Engine test and running risks, in an amount equal to replacement value in the case of the Engines;

     (d) AIRCRAFT THIRD PARTY, BODILY INJURY/PROPERTY DAMAGE, PASSENGER, BAGGAGE, CARGO AND MAIL AND AIRLINE GENERAL THIRD PARTY (INCLUDING PRODUCTS) LEGAL LIABILITY for a combined single limit (Bodily Injury/Property Damage) of an amount not less than the Minimum Liability Coverage for the time being in respect of any one occurrence (but, in respect of products liability, this limit may be an aggregate limit for any and all losses occurring during the currency of the policy; War and Allied Risks are also to be covered under the Policy to the extent available from the leading international insurance markets.

2. All required hull and spares insurance (specified in (1)(a), (b) and (c) above), so far as it relates to the Aircraft, will:

     (a) include the Indemnitees as additional insureds (warranted no operational interest);

     (b) provide that any loss will be settled jointly with the Lessor and the Lessee, and any claim that becomes payable on the basis of a Total Loss shall be paid in Dollars to the Lessor as sole loss payee, with any other claim being payable as may be necessary for the repair of the damage to which it relates;

     (c) if separate Hull "All Risks" and "War Risks" insurances are arranged, include a 50/50 provision in the terms of Lloyd's endorsement AVS103; and

     (d) confirm that the Insurers are not entitled to replace the Aircraft in the event of a Total Loss.

3.   All required liability insurances (specified in (1)(d) above) will:

     (a) include the Indemnitees as additional insureds for their respective rights and interests, warranted (each as to itself only) no operational interest; but the coverage provided will not include claims arising out of their legal liability as manufacturer, repairer or servicing agent;

     (b)  include a severability of interest clause;

     (c) contain a provision confirming that the policy is primary without right of contribution and that the liability of the insurers will not be affected by any other insurance of which the Lessor or the Lessee have the benefit; and

     (d) accept and insure the indemnity provisions of this Agreement to the extent of the risks covered by the relevant policy or policies.

4.   All Insurances will:

     (a) be in accordance with normal industry practice of Persons operating similar aircraft in similar circumstances;

     (b) operate on a worldwide basis subject to such limitations and exclusions as may be notified to the Lessor;

     (c) acknowledge that the insurers are aware that the Aircraft is owned by the Lessor and is subject to this Agreement;

     (d) provide that, in relation to the interests of each of the additional insureds, the Insurances will not be invalidated by any act or omission of any other Person which results in a breach of any terms conditions or warranty of the policies; provided, that the additional assured so protected has not caused, contributed to or knowingly condoned such act or omission;

     (e) provide all terms of Lloyd's endorsement AVN 67B including a statement that the Insurers will waive any rights of recourse and/or subrogation against the additional insureds, subject to and in accordance with Clause 3.4 of such endorsement;

     (f) provide that the additional insureds will have no obligation or responsibility for the payment of any premiums (but reserve the right to pay the same should any of them elect to do so) and that the Insurers will waive any right of offset or counterclaim against the respective additional insureds other than for outstanding premiums in respect of the Aircraft, any Engine or Part;

     (g) provide that, except in the case of any provision for cancellation or automatic termination specified in the policies or endorsements thereof, the Insurance can only be canceled or materially altered in a manner adverse to the additional insureds by giving at least 30 days' written notice to the Lessor, except in the case of war risks (or radioactive contamination), for which seven days' written notice (or such lesser period as is or may be customarily available in respect thereof) will be given; and

     (h) contain a provision entitling the Lessor to initiate a claim under any policy, if so desired.

5.   All Reinsurances will:

     (a) be on the same terms as the Insurances and will include the provisions of this Schedule;

     (b) provide that, notwithstanding any bankruptcy, insolvency, liquidation, dissolution or similar proceedings of or affecting the reinsured, the reinsurers' liability will be to make such payment as would have fallen due under the relevant policy of reinsurance if the reinsured had (immediately before such bankruptcy, insolvency, liquidation, dissolution or similar proceedings) discharged its obligations in full under the original insurance policies in respect of which the then relevant policy of reinsurance has been effected; and

     (c) contain a "cut-through" clause in the following form (or such other form as is reasonably satisfactory to the Lessor), subject to the provisions of such clause not contravening any law of the State of
          Incorporation:

               "The Reinsurers and the Reinsured hereby agree that, in the event of any claim arising under the Reinsurances in respect of a total loss or other claim where, as provided by the Lease Agreement, dated September 7, 2000 and made between Investors Asset Holding Corp., as Owner Trustee, and Aerovias de Mexico, S.A. de C.V., such claim is to be paid to the person named as sole loss payee under the primary insurances, the Reinsurers will, in lieu of payment to the Reinsured, its successors in interest and assigns, pay to the person named as sole loss payee under the primary insurances effected by the Reinsured that portion of any loss for which the Reinsurers would otherwise be liable to pay the Reinsured (subject to proof of loss), it being understood and agreed that any such payment by the Reinsurers will (to the extent of such payment) fully discharge and release the Reinsurers from any and all further liability in connection therewith".

                                    PART 2

                        (Form of Broker's Undertaking)



                   [Separately delivered by Lessee's Broker]

                                    PART 3

                        (Form of Insurance Certificate)



                   [Separately delivered by Lessee's Broker]

                      SCHEDULE 7 -- FORM OF LEGAL OPINION



                  [Separately delivered by Lessee's counsel]

                  SCHEDULE 8 -- FORM OF MONTHLY STATUS REPORT



       AIRCRAFT TYPE       REG. MARK      SERIAL NO.    MONTH  ENDING

       Boeing/McDonnell
         Douglas MD-82      N491SH         49150         ...........


1.     AIRCRAFT UTILIZATION:

(a)    Airframe Total Flight Hours                 .......................

(b)    Airframe Total Cycles                       .......................

(c)    Airframe Flight Hours for Month             .......................

(d)    Airframe Flight Cycles for Month            .......................

2.    POWERPLANT STATUS:                            No.1             No.2


(a)    Serial Nos. of Delivered Engines             708529           718165

(b)    Serial Nos. of Replacement Engines
       (if applicable)                              ......           .......

(c)    Serial Nos. of Installed Engines
       (if different from (a) or (b) above)         ......           .......

(d)    Current Location of Delivered or
       Replacement Engines (as applicable)
       (if not installed on Airframe)               ......           .......

(e)    Total Time Since New of Delivered
       or Replacement Engines (as applicable)       ......           .......

(f)    Total Cycles Since New of Delivered
       or Replacement Engines (as applicable)       ......           .......

(g)    Total Flight Hours for the Month for
       each Delivered or Replacement Engine
       (as applicable)                              ......           .......

(h)    Total Cycles for the Month for each
       Delivered or Replacement Engine
       (as applicable)                              ......           .......


3.     APU STATUS:

(a)    Serial No. of Delivered APU                           ........

(b)    Serial No. of Replacement APU
       (if applicable)                                       ........

(c)    Serial No. of Installed APU
       (if different from (a) or (b) above)                  ........

(d)    Current Location of Delivered or
       Replacement APU (as applicable)
       (if not installed on Airframe)                        .......

(e)    Total Time Since New of Delivered
       or Replacement APU (as applicable)                    ........

(f)    Total Cycles Since New of Delivered
       or Replacement APU (as applicable)                    ........

(g)    Total Hours for the Month for
       Delivered or Replacement APU
       (as applicable)                                       ........

(h)    Total Cycles for the Month for
       Delivered or Replacement APU
       (as applicable)                                       ........


4.     ROUTINE CHECKS / A.D. AND S.B. COMPLIANCE:

(a)    Routine Checks (A and above) performed during Month:

(b)   Airworthiness Directives complied with during Month:


(c)   Service Bulletins complied with during Month:


5.    AIRCRAFT DAMAGE OR ENGINE CHANGES:

      Details of any repairs carried out to the Aircraft beyond SRM limits and Engine changes, giving reasons for repair or change:


6.    UPCOMING MAINTENANCE CHECKS

(a) Maintenance Checks (C segment and above) scheduled or expected to be performed on the Airframe during the next 12 months:


(b) Scheduled shop visits or heavy maintenance visits scheduled or expected to be performed on the Engines during the next 12 months:


(c) Overhauls, or replacements scheduled or expected to be performed on the APU or Landing Gear during the next 12 months:



Date:  ___________, 20__                     CERTIFIED FOR AND ON BEHALF OF
                                              AEROVIAS de MEXICO, S.A. de C.V.



                                             By:______________________________
                                             Name:
                                             Title:

              SCHEDULE 9 -- BASIC RENT, DEPOSIT AND AGREED VALUE


[The information contained in this Schedule has been omitted from the FAA filing counterpart of this Agreement as such information is confidential and proprietary.]

                                 SCHEDULE 9-A

          [FORM OF] IRREVOCABLE TRANSFERABLE STANDBY LETTER OF CREDIT
                               Date Of Issuance: __________________

[Name of Lessor/designated Lessor Lender]
[Address]

     Re: Credit No. _______________

     We hereby establish our Irrevocable Transferable Standby Letter of Credit in your favor for the account of Aerovias de Mexico, S.A. de C.V. (the "Account Party"), for the aggregate amount not exceeding ____________ United States Dollars ($_______), available to you at sight upon demand at our counters at (Location) on or before the expiration hereof against presentation to us of the
 --------
following statement, dated and signed by a representative of the beneficiary:

     "The amounts of US$________ is due to Investors Asset Holding Corp., as owner trustee, and is unpaid pursuant to the Lease Agreement, dated September __, 2000, between Investors Asset Holding Corp., as lessor, and the Account Party, as lessee, as the same may have been amended (the "Agreement")."

The amount which may be drawn by you under this Letter of Credit shall be automatically reduced by the amount of any drawings paid through the Issuing Bank referencing this Letter of Credit No. ____. Partial drawings are permitted hereunder.

     This Letter of Credit shall expire ________________ (____) days from the date of issuance, but shall automatically extend without amendment for additional _____________ (_____)-day periods from such expiration date and from subsequent expiration dates, if you, as beneficiary, and the Account Party have not received due notice of our intention not to renew ninety (90) days prior to any such expiration date.

     We hereby agree with you that documents drawn under and in compliance with the terms of this Letter of Credit shall be duly honored upon presentation as specified.

     This Letter of Credit shall be governed by the Uniform Customs and Practice for Documentary Credits, 1993 Revision, International Chamber of Commerce Publication No. 500 (the "UCP"), except to the extent that the terms hereof are inconsistent with the provisions of the UCP, including but not limited to Articles 13(b) and 17 of the UCP, in which case the terms of this Letter of Credit shall govern.

     In the event of an Act of God, riot, civil commotion, insurrection, war or any other cause beyond our control that interrupts our business (collectively, an "Interruption Event") and causes the place for presentation of this Letter of Credit to be closed for business on the last day for presentation, the expiry date of this Letter of Credit will be automatically extended without amendment to a date thirty (30) calendar days after the place for presentation reopens for business.

     This Letter of Credit is transferable, and we hereby consent to such transfer, but otherwise may not be amended, changed or modified without the express written consent of the beneficiary, the Issuing Bank and the Account Party.

                                         [BANK SIGNATURE]

                     SCHEDULE 10 -- SUBSEQUENT INVESTMENTS


[The information contained in this Schedule has been omitted from the FAA filing counterpart of this Agreement as such information is confidential and proprietary.]